                                                                    Exhibit 10.1

          Confidential Materials omitted and filed separately with the
                      Securities and Exchange Commission.
                           Asterisks denote omissions.

                        PURCHASE AGREEMENT NO. __________

     THIS AGREEMENT is made as of this 30th day of August 2005 ("Effective Date"), between General Electric Company, a corporation organized under the laws of the State of New York, acting by and through its GE Healthcare division ("Buyer" or "GE Healthcare"), and Aspect Medical Systems Inc., a corporation organized under the laws of the State of Delaware (together with its Affiliates (as hereinafter defined), "Seller").

     WHEREAS, Seller is a developer, manufacturer and distributor of medical devices, equipment, related hardware, software and related products and accessories; and

     WHEREAS, Buyer wishes to have Seller sell certain products to Buyer in accordance with the requirements of Buyer as more fully set forth in the terms and conditions of this Agreement, including its Attachments and schedules.

     WHEREAS, Buyer and Buyer's Affiliates have entered into a number of agreements with Seller, which include, but are not limited to, that certain OEM Development and Purchase Agreement dated December 22, 1999 ("Marquette OEM Purchase Agreement"), that certain OEM-Purchase Agreement for Aspect BIS technology dated September 1, 2000 ("DO OEM Purchase Agreement"), that certain OEM-Purchase Agreement for Custom Datex-Ohmeda Sensors dated September 1, 2000 ("DO Custom OEM Purchase Agreement"), and that certain Aspect/Datex-Ohmeda Principles of Research and Development Cooperation agreement dated September 1, 2000 ("Cooperation Agreement" and together with the Marquette OEM Purchase Agreement, the DO OEM Purchase Agreement and the DO Custom OEM Purchase Agreement, the "Prior Agreements").

     NOW THEREFORE, Seller and Buyer agree as follows:

1. INTRODUCTION AND DEFINITIONS

     (a) Scope. THIS AGREEMENT AND ITS ATTACHMENTS AND SCHEDULES STATE THE TERMS AND CONDITIONS UNDER WHICH SELLER SHALL SELL TO BUYER, AND BUYER SHALL PURCHASE FROM SELLER, THOSE PRODUCTS IDENTIFIED IN ATTACHMENT D, AS WELL AS ALL COMPONENTS, SPARE PARTS, SERVICE TOOLS, MANUALS, SOFTWARE LICENSES, DATA AND RELATED

INTERFACES WITH RESPECT THERETO (THE "PRODUCTS"). UNLESS OTHERWISE EXPRESSLY STATED, REFERENCES TO THIS "AGREEMENT" INCLUDE ALL ATTACHMENTS AND SCHEDULES.

     (b) Parties. Seller expressly acknowledges that this Agreement is not intended to govern or obligate General Electric Company itself or any business, division or Affiliate of General Electric Company other than General Electric Company's GE Healthcare division. Seller agrees that General Electric Company's GE Healthcare division and any domestic or international Affiliate of General Electric Company that operates as part of General Electric Company's GE Healthcare division may place a Purchase Order under this Agreement, and that any such Affiliate shall be entitled to the same rights and obligations of "Buyer" as if it were an original signatory hereto. If any transaction-specific or country-specific modifications to this Agreement are required to facilitate the sale of the Products to any such Affiliate, both parties agree to negotiate such modifications in good faith, and to make only such modifications as are required by local law or as are required for logistics purposes. An "Affiliate" shall mean, with respect to any specified party, any other legal entity that directly or indirectly controls, is controlled by or is under common control with, such specified party.

     (c) Effect on Prior Agreements. Upon execution, this Agreement shall be the sole agreement effective for the purchase of Products after the Effective Date, regardless of any inconsistent information contained on or incorporated into any purchase order. As of the Effective Date, and notwithstanding any requirements of notice prior to termination, the parties agree that the Prior Agreements shall be terminated, and effective only for determining the parties' respective rights and obligations with respect to any products or services ordered, or information exchanged or obtained, under such agreements. Notwithstanding the foregoing, and without determining whether any party has violated any of its obligations, or acted contrary to the prohibitions, contained in any of the foregoing agreements, the parties specifically agree that each party and its Affiliates are relieved of: (i) any obligation to exchange confidential information, experiences and know-how and to conduct good faith negotiations as set forth in the Cooperation Agreement; and (ii) except as provided in Section 21(b), any restrictions on their ability to offer competitive products or to offer, initiate development, promote or market, including without limitation, as set forth in the penultimate sentence of Section 4.1 of the Marquette OEM Purchase Agreement and as set forth in Sections 11.7 and 11.8 of the DO OEM Purchase Agreement, and are hereby released from any liability that they may have incurred as a result of any violations of any such obligations or restrictions.

     (d) No Obligation. Notwithstanding anything to the contrary in this Agreement, it is the express understanding of the parties that Buyer shall have no obligation to purchase Products exclusively from the Seller, and may use other suppliers for any and all products that perform the same or similar function as the Products.

     (e) Documents. The following attachments are an integral part of this Agreement (the "Attachments"). The provisions of each Attachment shall be incorporated by reference into and be deemed to be a part of this Agreement. If any conflict exists between the provisions of this Agreement and of the Attachments, or between the provisions of Attachments themselves, the order of precedence shall be:

     1. This Agreement

     2. Attachment D (Product Schedule)

     3. Attachment A (Product Specifications)

     4. Attachment C (Quality Systems Certifications)

     5. Attachment F (Standard Terms and Conditions)

     6. Attachment B (Quality Plan)

     7. Attachment H (Seller Change Notice Form)

     8. Attachment M (Purchased Material Quality Requirements)

     9. Attachment N (Seller Trademarks)

     10. Attachment O (Buyer Trademarks)

     (f) Definitions.

     "BISx System" means the integrated solution of Seller's BIS Engine processing technology and the DSC-XP. The BISx System includes a patient interface cable and a host monitor cable.

     "Buyer BIS/EEG Engine" is the processing unit for deriving the BIS and EEG data from the raw EEG signal and consists of Seller's "BIS Engine" board modified for Buyer.

     "Buyer BIS/EEG Module" is all components involved in integrating the BIS and EEG with Buyer Patient Monitors.

     "Buyer Patient Monitor" means any multi-parameter patient monitoring system manufactured by or for Buyer.

     "BIS/EEG Module Kit" means the bundle of all components of the Buyer BIS/EEG Module that are developed and manufactured by or for Seller and licensed/sold to Buyer under this Agreement: DSC-4, DSC-XP, DSC Cable, Buyer BIS/EEG Engine, and module cable. "Digital Signal Converter" or "DSC" means the processing unit that amplifies the analog EEG signals as acquired by the BIS sensors and converts them from analog to digital signals. The DSC-XP is used by Buyer BIS/EEG Module customers to obtain the BIS.

     "Custom Sensor" means a single use sensor that incorporates level-of-consciousness monitoring technology developed by Buyer, as more fully described in the attached product specifications.

     "BIS Sensor" means a single use disposable sensor developed and manufactured by Seller for use with the A2000, the BIS/EEG Module Kit or the BISx System and that is required to generate Seller's Bispectral Index.

     "Bispectral Index" or "BIS" is Seller's proprietary processed EEG parameter that measures the hypnotic effects of anesthetic and sedative agents on the brain.

     "Smart Sensor Technology" or "SST" means the Seller technology which may be used by Buyer Patient Monitors to interface with the Custom Sensors.

     "Sensor Connector" means the sensor connector currently being used with the Custom Sensor, or any replacement sensor connector where the change was made in accordance with the terms of this Agreement.

     "Entropy module" is the processing unit for deriving Buyer's proprietary processed EEG parameter that measures the hypnotic effects of anesthetic and sedative agents on the brain.

     "Cable Connector" means the mating connector to the Sensor Connector currently being used with the Custom Sensor, or any replacement mating connector where the change was made in accordance with the terms of this Agreement.

     "Purchase Order" means a purchase order released by Buyer for Products.

2. TERM

     (a) Initial Term. The term of this Agreement is from the Effective Date through December 31, 2008 (the "Initial Term" and, together with any Extension Term (as hereinafter defined), the "Term").

     (b) Extensions. The then current Term shall automatically renew for all of the Products for additional one year periods (the "Extension Term(s)") unless one party notifies the other party three (3) months prior to the expiration of the Term that it intends to terminate the Agreement at the end of the then current Term.

3. QUANTITIES

     (a) Forecast. At least quarterly, Buyer shall submit to Seller forecasts of its anticipated Product needs for the next twelve (12) months. Any such forecast shall not be binding in any way on Buyer and may be modified at any time by Buyer in its sole discretion. During any month, any failure by Seller to deliver in a timely manner an amount of Products equal to the greater of one hundred fifty (150) units or thirty percent (30%) more than the greatest quantity of such Products ordered in any one of the three (3) preceding months (the "Guaranteed Amounts") will subject Seller to the charges set forth in Section 12. If Buyer orders Products in excess of the Guaranteed Amounts or requests a delivery time that is less than the applicable lead time, Seller shall exercise commercially reasonable efforts to deliver the Products so ordered within the delivery time requested by Buyer, provided that if Seller is not able to supply the quantity of Products ordered by Buyer, and Seller is permitted to sell similar products to other customers, Seller shall allocate such products on a pro-rata basis among all of its customers of the applicable products that also ordered products in excess of their guaranteed amounts.

     (b) Commitment. Buyer's commitment to purchase Products from Seller shall be limited to Purchase Orders released by Buyer and accepted by Seller pursuant to Section 5. Unless agreed otherwise in writing by the parties, Buyer shall not be responsible or in any way liable to Seller or any third party with respect to any material commitments or production arrangements in excess of the amounts or in advance of the times necessary to meet Buyer's delivery schedules set forth in its accepted Purchase Orders.

     (c) Cancellation Charges. In the event of the cancellation of any Purchase Order by Buyer for products other than sensors, Seller has the right to charge a cancellation charge based on actual damages caused to Seller. The maximum amount of damage may not, however, exceed the following charges listed below. The cancellation charges are based on the number of days prior to the scheduled delivery date that written notice of cancellation is received by Seller, as outlined below:

     > 8 weeks prior to acknowledged delivery     [**]
     6 - 8 weeks prior to acknowledged delivery   [**]% of order value
     4 - 6 weeks prior to acknowledged delivery   [**]% of order value
     2 - 4 weeks prior to acknowledged delivery   [**]% of order value
     < 2 weeks prior to acknowledged delivery     [**]% of order value

In the event of the cancellation of any Purchase Order by Buyer for Custom Sensors or BIS Sensors, Seller has the right to charge a cancellation charge based on actual damages caused to Seller. The maximum amount of damage may not, however, exceed the following charges listed below. The cancellation charges are based on the number of days prior to the scheduled delivery date that written notice of cancellation is received by Seller, as outlined below:

     > 4 weeks prior to acknowledged delivery     [**]
     3 - 4 weeks prior to acknowledged delivery   [**]% of order value
     2 - 3 weeks prior to acknowledged delivery   [**]% of order value
     1 - 2 weeks prior to acknowledged delivery   [**]% of order value
     < 1 week prior to acknowledged delivery      [**]% of order value

     (d) Lead Times. Lead times for the Products are set forth in Attachment D. Notwithstanding the foregoing, it is Seller's intention to operate with lead times for BIS/EEG Module Kits and BISx Systems of less than four (4) weeks and lead times for BIS Sensors of less than three (3) business days.

4. PRICING

     (a) Price Protection. The prices specified in Attachment D for Products (the "Prices") are firm for the Term and include all reasonable charges, packaging, date of manufacture and bar code labeling. In no event shall the Prices be increased by Seller without the express written consent of Buyer.

     (b) Software/Firmware. The Price includes a perpetual, paid-up, worldwide, license to Buyer and its distributors, sub-distributors, field organization, channel partners and customers or users of the Products or Buyer's products containing Products to use, in the operation, of the Products, any software and/or firmware supplied by Seller to Buyer or incorporated into the Products. Seller hereby grants to Buyer all sublicense rights required to sell the Products in accordance with this Agreement. All rights granted hereunder shall survive any termination of this Agreement as long as the applicable party remains in compliance with the terms of use for such Products. Buyer shall not duplicate the software or any part thereof. Title to and ownership of any and all proprietary rights in or related to the software shall at all times remain with Seller or its licensor(s). Nothing in this Agreement shall be construed as a sale of any rights in the software. Buyer shall not disassemble, decompile or otherwise reverse engineer the software or any part thereof, except if Seller is required under applicable law to permit Buyer to reverse engineer any software. In such event, Buyer may reverse engineer the software but only to the extent Seller is required to permit such reverse engineering. Buyer shall retain and shall not alter or obscure any notices, markings or other insignia affixed to the software or any part thereof at the time it receives such software.

     (c) NRE. Seller agrees to provide reasonable engineering support, including support for integration efforts of the Products into Buyer's other products, to Buyer free of charge. If Buyer requests engineering support for purposes of modifying a custom sensor, and for which Buyer's prior approval has been provided, Buyer shall pay for such engineering support at Seller's standard billing rates, which are currently US $[**] per hour. Seller shall have the right to change such rates charged to Buyer by no more than the average percentage change in the wage level of the engineering support staff, but not more than ten percent (10%) per year during the Term of this Agreement.

     (d) Price Reductions. Seller represents to Buyer that the Prices are as low as the prices at which Seller is currently selling items similar to the Products in the same or similar quantities under substantially similar terms and conditions. If during the Term, Seller reduces the price of such similar items, Seller shall: (i) promptly notify Buyer in writing of such reduction; and (ii) apply an equivalent reduction in Price to all Products ordered by Buyer which have not been previously shipped and invoiced at the time of such reduction. The Prices shall thereafter be adjusted to reflect such reduction for as long as Seller sells such products at the reduced price or until the Prices are further reduced pursuant to this Agreement.

     (e) Cost Reductions. Buyer and Seller shall undertake a program to achieve reductions in the cost of Products by utilizing cost-effective design, lower cost components, new technology, productivity improvements and automation of the manufacturing process. To assist each other in this joint program, Buyer and Seller shall meet periodically to discuss the feasibility and potential savings from alternative actions. Seller agrees to evaluate the impact of any cost reduction realized based on such program on future prices for Products sold after the term of this Agreement.

     (f) Sales Taxes And Duties. Prices are exclusive of all taxes or duties after delivery to the designated destination (other than taxes levied on Seller's income) that Seller may be required to collect or pay upon shipment of the Products. Any such taxes or duties must appear as a separate item on Seller's invoice. Buyer agrees to pay such taxes or duties unless Buyer is exempt from such taxes or duties. Where applicable, Buyer will provide Seller with an exemption resale certificate. If Seller is the importer of record in the country of receipt, Seller shall, upon Buyer's request, provide Buyer the document required by the customs authorities of the country of receipt to prove importation and to transfer duty drawback rights to Buyer.

     (g) BIS Sensor Commission. During the term of this Agreement, for each BIS Sensor sold by Seller to Buyer's customers in the United States for use with Buyer BIS/EEG Modules and BISx Systems (regardless of whether such Products were sold under this Agreement or any of the Prior Agreements), Seller shall pay Buyer a commission equal to [**] percent ([**]%) of the sales revenue realized by Seller for such BIS Sensors. Seller shall pay such commissions to Buyer on a calendar quarterly basis. With such quarterly payments, Seller shall provide to Buyer a list of Buyer customers to which such sales were made, the number of BIS Sensors sold in that quarter, and the revenue realized from the sale of the BIS Sensors by Seller. All such information shall be treated as Seller Confidential Information in accordance with the terms of this Agreement. This quarterly payment shall be provided to Buyer no later than thirty (30) days following the end of each calendar quarter. In the event that Seller's standalone BIS monitors and/or the BIS modules of other manufacturers have also been installed at such sites in addition to Buyer BIS/EEG Modules and BISx Systems, Buyer will be entitled to a [**] percent ([**]%) commission only on BIS Sensor sales intended for use with Buyer BIS/EEG Modules and BISx Systems. The parties will agree upon a reasonable basis for estimating the number of BIS Sensor sales intended for use with Buyer BIS/EEG Modules and BISx Systems in such an event (e.g. a pro rata determination based on the total number of BIS units of different types installed at such locations during the period) and will calculate the total BIS Sensor commissions due to Buyer accordingly. To facilitate such calculations, Buyer will be responsible for providing Seller with documentation, on a quarterly basis, of the total number of Buyer BIS/EEG Modules and BISx Systems installed, the locations of such Buyer BIS/EEG Modules and BISx Systems, and the dates of installation. All such information shall be treated as Buyer Confidential Information in accordance with the terms of this Agreement.

     (h) Audit. Seller shall keep full and accurate records and books of account containing all necessary information to calculate the commission due hereunder. Seller shall permit an independent certified public accountant to examine its records and books of account for the two (2) year period prior to the date of the audit to determine compliance with Section 4(g). Any examination shall be at the expense of Buyer, shall occur during regular business hours at Seller's offices and shall not interfere unreasonably with Seller's regular activities. Buyer shall give Seller at least thirty (30) days notice of the date of each such examination and the name of the accountant who will be conducting the examination. Seller agrees to pay Buyer any amounts owning as a result of Seller's non-compliance with the payment provisions of Section 4(g), and Buyer shall return any amounts overpaid by Seller, within fourteen (14) days of the date of the examination report, which details such non-compliance. In the event such amounts owed by Seller to Buyer during the audited period exceeds five percent (5%) of total commissions due, Seller shall pay the costs of such examination.

5. PURCHASE ORDER RELEASES

     (a) Contents. A Purchase Order may consist of an electronic message pursuant to Section 15 or a written communication from Buyer to Seller that complies with the requirements of this Agreement. Purchase Orders released by Buyer shall reference this Agreement, identify the delivery date or dates and identify the quantities to be released for delivery within the lead times specified in Attachment D. REGARDLESS OF FORM, EVERY PURCHASE ORDER IS DEEMED TO INCLUDE THIS AGREEMENT, INCLUDING BUYER'S STANDARD TERMS AND CONDITIONS SET FORTH IN ATTACHMENT F.

     (b) Acceptance. Seller shall accept Purchase Orders if they are placed by Buyer under agreed prices and other conditions of this Agreement. Seller may reject any Purchase Order of Buyer if the requested delivery time is shorter than the agreed upon lead time, the quantity ordered exceeds the Guaranteed Amounts or the Purchase Order is not otherwise in compliance with this Agreement.

     (c) Order Acknowledgements. Purchase Orders shall be acknowledged by Seller within five (5) days after receipt of the Purchase Order, provided that the Purchase Order is technically correct and that the requested delivery time is within the agreed lead time and the Guaranteed Amounts. All other Purchase Order acknowledgements shall not be unreasonably withheld.

     (d) Changes. Buyer may change the quantities and delivery dates on individual Purchase Orders one time without penalty (provided that the delivery date(s) for the original quantity of ordered Products are rescheduled within three (3) months of the original delivery date and such Purchase Orders cannot be subsequently canceled).

6. DOCUMENTATION

     (a) Seller agrees to provide Buyer with such product literature, operations and maintenance manuals, and other information and training as is mutually agreed, to enable Buyer to properly sell and maintain Products, provided that in no event shall the source code for source listings of any software of Seller be required to be disclosed or provided by Seller to Buyer and provided that Buyer shall be responsible for providing Seller with product literature and operations and maintenance manuals for the Custom Sensors. Seller hereby grants to Buyer the right to use or reproduce its user documentation for incorporation into Buyer's documentation (excluding source code or source listings as previously mentioned) without charge. Such documentation shall be provided in electronic format. Seller shall be given the opportunity to review and approve Buyer documentation that incorporates Seller documentation prior to publication. Unless agreed otherwise in writing by Buyer, each Product that is a sensor shall include instructions for use. If any change in the Product (other than the Custom Sensor) requires a change in the documentation, Seller shall promptly notify Buyer of the change and provide a revised reproducible master copy without charge. Seller shall promptly revise and update any such documentation for agency or regulatory requirements.

7. TRAINING

     Service Training. Seller agrees to provide periodic (annually at a minimum) ongoing training for existing and new Buyer service personnel.

8. SPARE PART TESTING AND CONTINUING AVAILABILITY

     (a) Testing. Seller shall test all repaired Products and spare parts using the test plan or procedure set forth on Attachment B or, if not specified on Attachment B, then the highest quality test plan or procedure used by Seller to test products similar to the Products.

     (b) Duration. Seller guarantees that either compatible spare parts or compatible replacement products will be available on reasonable commercial terms for a period of at least seven (7) years from the delivery by Seller of the Product in question.

     (c) Last Time Buy. Seller acknowledges its obligation to manufacture, supply and support the Products without interruption for the Term. If, however, Seller plans to remove any of the Products (including spare parts and components) from its product line, it shall notify Buyer about the intended removal in writing at least six (6) months in advance. Before the expiration of the six (6) months notice period, Buyer shall have the right to place a final order for the applicable Products (including spare parts and components) required by Buyer. Seller shall use its reasonable efforts to deliver the Products so ordered, however the delivery times regarding such final order shall be agreed separately between the parties.

9. COMMERCIAL TERMS

     Provisions concerning delivery, transportation, packaging, freight insurance, risk of loss, title, and other commercial terms are contained in Buyer's Standard Terms and Conditions set forth in Attachment F.

10. INVOICES/PAYMENT

     (a) Content of Invoice. Seller's invoices shall contain the Purchase Order release number, item number on such release, Buyer's part number, invoice quantity, unit of measure, unit price, total invoice amount, name of Seller, phone number, address to which remittance should be sent, and such other information as may reasonably be required by Buyer.

     (b) Payment. Unless otherwise agreed in writing, and except for disputed amounts, payment for all Products shall be made by Buyer in the currency specified in Attachment D by SWIFT transfer within sixty (60) days from shipment date of the Products to Buyer's premises or such other destination as may have been specified in the Purchase Order, provided that the quantity and quality of the Products delivered conforms to this Agreement and the respective Purchase Order. Any late payments shall bear interest at one percent (1%) per month.

11. WARRANTY/REPAIR

     (a) Terms. The terms of the warranties of Seller with respect to Products are stated in Attachment F. Seller additionally represents and warrants that the Products (excluding the Custom Sensor) have received the 510(k) certifications and CE mark. Seller's warranties set forth in the warranty section of Attachment F for Products other than BIS Sensors and Custom Sensors shall be for the lesser of: (a) [**] months following the date such Product is received by the end user or (b) [**] months after the date such Product is received by Buyer, and for BIS Sensors and Custom Sensors shall be [**] months from the date of manufacture. Seller agrees that the date of shipment for BIS Sensors and Custom Sensors shall be less than three (3) months from the date of manufacture.

     (b) Return of Non-conforming or Defective Product. Buyer may return to Seller without prior authorization any Product that does not conform or perform in accordance with the warranties contained herein. Any such Product shall be returned to Seller's facility or authorized service center, with all transportation charges paid by Seller and the risk of loss passing to Seller when the Product is delivered to the carrier of Seller's choice. Seller will return the replacement or repaired Products as soon as possible but in no event later than thirty (30) days after receipt of the non-conforming or defective Product. The warranty on such returned Products shall be the greater of the remainder of the original warranty period or [**] months from the date such returned Product is received by the Buyer, unless a shorter warranty is provided in Attachment D.

     (c) Credit. To the extent a defective Product is not promptly repaired or replaced by Seller pursuant to the terms of this Agreement, Seller shall promptly refund or credit Buyer for any payment Buyer made with respect to such Product. Buyer may elect to take such credit on any open invoices of Seller.

     (d) Records. Seller shall maintain serial and/or lot number and date of shipment records for all Products so that, for tracing or recall purposes, the manufacturing and delivery of the Products can be identified.

12. PERFORMANCE MEASUREMENTS

     (a) Product Quality. Seller and Buyer are committed to quality in the performance of this Agreement. Accordingly, all Products shall be manufactured and tested in accordance with the quality plan set forth in Attachment B. With reasonable advance notice, Buyer may request to perform an audit of Seller's manufacturing facilities to verify that Seller's operations for manufacturing the Products are consistent with industry standards and in conformance with the requirements of this Agreement.

     (b) Delivery. Seller shall notify Buyer immediately if Seller ever has reason to believe that any Product will not be delivered as ordered, or a shipment will not be made as scheduled. Late deliveries are subject to late fees of one percent (1%) per month (pro rated daily) if the Product was ordered with the required lead times listed in Attachment D. In the event of late deliveries by Seller, Seller will also promptly reimburse Buyer for expedited shipment charges that Buyer incurs as a direct result of late shipments of the Products from Seller.

13. COMPLIANCE

     (a) General. Seller shall comply with all applicable laws and regulations in manufacturing and furnishing Products to Buyer with the intended distribution of such Products in the countries listed under such Products on Attachment D. Such laws may include, but not be limited to, United States and foreign medical device laws, labor laws, employment opportunity laws, environmental laws, import/export laws, and product safety laws. Seller shall ensure that its Products comply with the electro-magnetic product standards identified in Attachment A. Seller shall keep Buyer informed of the status of all required approvals and will provide to Buyer evidence of all such compliance upon request. Seller shall maintain quality control procedures in compliance with the requirements of the following quality systems, including but not limited, ISO 13485, EN 46001, US GMP 21 CFR 820 (the "US GMP") and the Council Directive 93/42/EEC concerning medical devices promulgated by the Council of the European Communities as amended (the "MDD"). If Seller receives additional regulatory approvals, it shall promptly update Attachment D; if Buyer wishes to distribute the Products in countries in addition to those listed on Attachment D, Buyer shall be responsible for obtaining all required certifications and approvals, and Seller shall provide Buyer with all information necessary for Buyer to obtain and maintain such certifications and approvals.

     (b) Product Certification. Seller shall maintain at its expense all regulatory approvals listed on Attachment D and all UL, IEC, CE and CSA or equivalent listings acceptable to Buyer for all Products. Unless otherwise agreed to in writing, if a party proposes a change in purchase specifications pursuant to Section 14, such party shall be responsible for any additional product certification costs that may be necessary.

     (c) Custom Sensor. In relation to the MDD requirements, Buyer shall be regarded as the manufacturer of the Custom Sensors. Seller warrants that the Custom Sensors conform to the requirements established in the MDD and will affix, at the direction of Buyer, the Buyer's CE mark to all Custom Sensors and packaging. Buyer agrees that the appropriate labeling of the Custom Sensors and the obtaining of registrations, tests and/or approvals from relevant authorities, where necessary, is the responsibility of Buyer and will be done at Buyer's cost. Buyer shall, during the term of this Agreement for so long as it sells the Custom Sensor, keep all regulatory approvals for the Custom Sensor in full force and effect at Buyer's expense. Seller agrees to deliver to Buyer all information reasonably required by Buyer to obtain and maintain regulatory approvals including but not limited to the MDD CE marking and the US FDA 510(k).

     (d) Any act or notification of authorities, that might lead to cancellation or modification of any approvals or certifications, shall be immediately communicated to the other party in writing and the parties will jointly agree on appropriate corrective measures.

     (e) Seller Certification. Seller shall notify Buyer in writing if Seller is qualified as a small business concern, small disadvantaged business concern, or women-owned small business concern as defined in 48 CFR 52.219-8.

     (f) Seller's Quality Systems Certifications is attached hereto as Exhibit
C. From time to time, Seller may make changes to its Quality Systems Certifications. The Seller shall maintain this quality system and certifications for the duration of this Agreement and design, manufacture, examine, mark and pack the Products in accordance with this quality system.

     (g) Seller's Quality Plan is attached hereto as Exhibit B. From time to time, Seller may make changes to its Quality Plan. The Seller shall maintain this Quality Plan for the duration of this Agreement and design, manufacture, examine and pack the Products in accordance with this Quality Plan.

     (h) Buyer reserves the right, by itself, through its appointed representative or independent third parties, during regular business hours and following reasonable notice to Seller, to inspect Seller's physical facilities and Seller's quality control procedures in order to assure compliance with the Specifications, quality requirements and other applicable regulations and standards. In the event that Buyer believes that the quality procedures applied by Seller are insufficient as to ensure consistent acceptable quality, Buyer shall inform Seller of any nonconformities and Seller agrees to investigate the nonconformities and to determine appropriate corrective actions. Seller agrees to notify Buyer for any such corrective action taken. Seller agrees to take all appropriate measures in order to ensure compliance of its sub-suppliers with the foregoing.

     (i) Seller guarantees that all Products (other than the Custom Sensor) at the time of shipment are:

          a. manufactured and released as finished devices in accordance with the applicable provisions of the Federal Food, Drug and Cosmetic Act (FDCA) as amended (21 U.S.C. section 301 et seq.) relating to adulterated or misbranded devices;

          b. not an article which may not, under the provisions of sections 404 or 405 of the FDCA, be introduced into interstate commerce; and

          c. in compliance with the provisions of sections 510, 513 and 515 of the FDCA.

14. CHANGES IN PURCHASE SPECIFICATIONS

     (a) Buyer-Proposed Changes. Buyer may propose changes in Attachment A by submitting the proposed changes (identifying those changes which it deems mandatory to make the Product suitable for use) to the agreement manager of Seller, utilizing the Product Change Notice (PCN). Seller shall respond in writing to the agreement manager of Buyer within ten (10) days after receipt of such changes with the following information, as applicable: (i) lead time required to implement proposed changes; (ii) impact of proposed changes on pricing of Product, including parts and tools; (iii) impact of proposed changes on scrap material and work in process; and (iv) non-recurring engineering charges to implement proposed changes. Within no more than ten (10) days after Buyer receives Seller's response to Buyer's proposed changes, the parties shall begin negotiations with respect to the changes to Attachment A and any related changes to the price and delivery schedules. If the parties fail to negotiate appropriate changes to the Agreement, the terms in effect prior to the commencement of the negotiations shall remain in full force and effect.

     (b) Seller-Proposed Changes - Custom Sensors. Seller may not make any changes to Buyer's engineering designs for a Custom Sensor without obtaining Buyer's written consent, as evidenced in a Supplier Change Notice (SCN). Changes to a Custom Sensor proposed by Seller, both material and process changes, which may affect regulatory compliance or safety or materially affect form, fit, function, reliability, serviceability, performance, interchangeability or interface with Buyer's equipment must be submitted along with a written Seller Change Notice (SCN) utilizing the form that can be found at www.gesmp.com, at least ninety (90) days before the change is implemented. If Seller makes any such change to a Custom Sensor without such documentation, Seller shall, in addition to any other costs, expenses or damages incurred by Buyer, be responsible for labor and material costs to repair or replace said Custom Sensor regardless of whether the Custom Sensor is in or out of warranty. A change shall be deemed to be material if such substitution or modification requires any modifications or adjustments of Buyer's products that work with the Custom Sensor.

     (c) Seller-Proposed Changes - All Other Products. Seller shall have the right, at any time and from time to time, to make substitutions and modifications to the Products other than Custom Sensors, provided that such substitutions or modifications shall not affect regulatory compliance or safety or materially affect form, fit, function, reliability, serviceability, performance, functional interchangeability or interface capability of the Products. In the event that any proposed substitution or modification materially affects the form, fit, function, reliability, serviceability, performance, functional interchangeability or interface capability of a Product, Seller shall give Buyer written notice of such proposed substitution or modification using the Buyer SCN process at least ninety (90) days prior to its taking effect and Buyer shall have the right, during such ninety (90) day period and for ninety
(90) days thereafter, to order Products without such substitution or modification for delivery up to ninety (90) days after such substitution or modification takes effect. Seller shall provide the appropriate verification and validation information for evaluating the effect of the change on the Products. A substitution or modification shall be deemed to be material if such substitution or modification requires any modifications or adjustments of Buyer's products that work with the Products.

15.  ELECTRONIC DATA INTERCHANGE

     (a) Access. Buyer, in its sole discretion, may permit Seller to have on-line access to designated computer systems of Buyer in order to facilitate Seller's ability to perform its obligations under this Agreement. If such access is granted, Seller shall give to Buyer the names of Seller's employees who have a legitimate business need for such access to Buyer's computer systems, and Buyer shall provide a separate user identification code for each person. Seller, at its own expense, shall provide and maintain any hardware, telecommunications services and software not furnished by Buyer, which are needed to communicate reliably with Buyer's computer systems. Buyer, in its sole discretion, may terminate Seller's access to Buyer's computer network at any time.

     (b) Use Restrictions. Seller shall ensure that: (i) computer access is limited to those employees with a legitimate business need whose names have been furnished to Buyer; and (ii) such employees with access agree to keep any information so obtained strictly confidential, to use such information only to perform Seller's contract obligations to Buyer and to cease accessing Buyer's computer systems when no longer required to perform work under this Agreement. Seller shall promptly notify Buyer if it becomes aware of any unauthorized access to Buyer's computer systems or unauthorized use of the information on the systems.

     (c) Legal Effect. Any document properly transmitted by computer access shall be considered a writing delivered in connection with this Agreement. Electronic documents shall be considered signed by a party if they contain an agreed upon electronic identification symbol or code. Electronic documents shall be deemed received by a party when accessible by the recipient on the computer system.

16. TERMINATION

     (a) Termination of Purchase Order. Buyer may terminate any Purchase Order in whole or in part at any time upon written notice to Seller, subject to the other terms of this Agreement.

     (b) Termination of Purchase Agreement. If Buyer terminates any Purchase Order for cause, or if there is a breach of any material term of this Agreement by either party and such breaching party fails to correct such breach within thirty (30) days after receiving written notice of such breach from the non-breaching party, the non-breaching party may terminate this Agreement and all unfilled Purchase Orders without any liability except for the price of any Products previously delivered and accepted by Buyer (subject to any set-off available to Buyer). Either party may also terminate this Agreement immediately by giving written notice to the other party if: (i) the other party fails to meet its financial obligations as they become due, or if any proceeding under the bankruptcy or insolvency laws is brought against the other party, or a receiver is appointed for the other party or the other party makes an assignment for the benefit of creditors or (ii) there has been an effective change in control of the Seller. Upon ninety (90) days prior written notice to Buyer, Seller shall also have the right to terminate its obligation to provide Custom Sensors under this Agreement in the event that Buyer does not purchase at least thirty percent (30%) of its annual volume of Custom Sensors from Seller. If Seller terminates its obligation to provide Custom Sensors, Seller shall also have the right to terminate all rights granted to Buyer for the SST.

Any such termination shall not relieve the breaching party of its obligations and the non-breaching party shall retain all legal and equitable remedies after such termination. A material breach shall include, without limitation, the failure to comply with any Attachment and/or the failure of Seller to comply with applicable product quality and delivery obligations.

17. INFORMATION

     (a) Confidential Information. During the Term, a party (the "Recipient") may receive or have access to certain information of the other party (the "Discloser") that is Confidential Information of the Discloser. For purposes of this Agreement, "Confidential Information" shall mean any information disclosed by the Discloser to the Recipient, whether technology-related or business-related, whether furnished before or after the Effective Date and irrespective of the form of communication, that is considered competitive, confidential or proprietary in nature including, though not limited to, information or data concerning the Discloser's products or product plans, business operations, strategies, customers and related business information, design documents, drawings, engineering information, financial analysis, forecasts, formulae, hardware configuration information, know-how, ideas, inventions, market information, marketing plans, processes, products, product plans, research, specifications, software, source code and trade secrets. The Recipient will protect the confidentiality of Confidential Information with the same degree of care as the Recipient uses for its own similar information, but no less than a reasonable degree of care. Confidential Information may only be used by those employees of the Recipient who have a need to know such information for the purposes related to this Agreement, and the Recipient shall inform such employees of the confidential nature of such Confidential Information and the obligations of the Recipient hereunder. The Recipient agrees to be responsible for any breach of this Agreement by it or its employees to the same extent as though such employees were parties hereto. The parties acknowledge that all forecasts and the terms of this Agreement are deemed Confidential Information to be protected for a term of three years from the date of disclosure and that all other Confidential Information shall be protected indefinitely.

     (b) Exclusions. The foregoing confidentiality obligations will not apply to any information that is (a) already known by the Recipient prior to disclosure other than pursuant to another agreement between the parties, (b) independently developed by the Recipient prior to or independent of the disclosure, (c) publicly available through no fault of the Recipient, (d) rightfully received from a third party with no duty of confidentiality, (e) disclosed by the Recipient with the Discloser's prior written approval, (f) disclosed under operation of law, or (g) with respect to the terms of this Agreement, disclosed pursuant to a confidentiality agreement to existing and potential investors, strategic partners and acquirers.

     (c) Within fourteen (14) days after termination of this Agreement each party shall return all Confidential Information of the other party and all copies thereof (in any media) unless a party is required to retain such material under applicable laws or regulations. All information consisting of documents, notes and other writings prepared by one party based on non-public data of the other party shall be destroyed.

     (d) Each party shall not, and each party shall ensure that its officers and employees will not, whether during the term or after the termination of this Agreement, use any Confidential Information of the other party or any of its Affiliates or their products, technology, designs or tools for other purposes than the fulfillment of such party's obligations hereunder.

     (e) Seller shall not during the term of this Agreement or thereafter sell to third parties any products that are manufactured in accordance with proprietary technical specifications, technology, designs or tools provided by Buyer.

     (f) In case of unauthorized use by either party, its Affiliates or employees of the such non-public technologies, designs or tools of the other party, the Recipient shall be obliged to compensate any costs, damages and losses incurred by the Discloser due to such unauthorized use.

     (g) The obligations set forth in this Section shall continue even after the expiration of this Agreement.

18. AGREEMENT MANAGER/NOTICES

     (a) Managers. Each party shall appoint an agreement manager as the point of contact for all matters relating to performance of this Agreement. Buyer's agreement manager shall be Marianne Metso and Seller's agreement manager shall be Joan Rubin. Either party may change its agreement manager by providing notice of such change to the other party. The managers agree to meet quarterly to discuss issues related to this Agreement. Additional meetings can be called by either party upon thirty (30) days prior written notice.

     (b) Addresses. Any notice required under this Agreement shall be sent by fax (with the original to promptly follow by applicable national mail service or a nationally recognized overnight courier), by a nationally recognized overnight courier, or transmitted electronically pursuant to the terms of Section 15. Notices will be deemed given on the date delivered to the recipient if sent by fax or overnight courier (it being agreed that the sender shall retain proof of transmission or delivery, as the case may be), or when accessible electronically if sent electronically under Section 15. Notices shall be sent to the persons identified below (or as otherwise directed in writing by a party):

     Buyer:  GE Healthcare
             P.O. Box 900
             FI-00510 Helsinki, Finland
             Attention: Marianne Metso
             Fax: 358 9 140597

     Seller: Aspect Medical Systems, Inc.

             141 Needham Street
             Newton, MA 02464
             Attention: Joan Rubin
             Fax: 617 559-7400

19. DISPUTE RESOLUTION

     All disputes with respect to any Purchase Order or this Agreement shall be resolved as set forth in Attachment F.

20. [Reserved]

21. MARKETING AUTHORITY

     a. Seller hereby grants to Buyer and its distributors, subdistributors, field organization and channel partners: (1) the exclusive, perpetual, irrevocable, royalty-free right to promote, sell, resell, license, sub-license, distribute and service the Products listed as "Exclusive Products" on Attachment A and purchased from Seller on a world-wide basis; (2) the non-exclusive, perpetual, irrevocable, royalty-free right to promote, sell, resell, license, sub-license, distribute and service the Products listed as "non-US Products" on Attachment A and purchased from Seller on a world-wide basis (except for the United States) solely to Buyer customers outside of United States who have purchased BIS/EEG Modules or BISx Systems from Buyer; and (3) the non-exclusive, perpetual, irrevocable, royalty-free right to promote, sell, resell, license, sub-license, distribute and service all other Products purchased from Seller on a world-wide basis. The Products may be promoted, sold, resold, licensed, sublicensed and distributed by Buyer directly and/or indirectly through its distributors, subdistributors, field organization and channel partners, and may be used as components in, or be incorporated into, or integrated with, systems and products of Buyer, which Buyer, its distributors, sub-distributors, field organization and/or channel partners sell or lease to third party users in the regular course of business. The provisions of this Section 21(a) will survive any change in control of Seller and Seller agrees that, if it sells all or substantially all of the assets relating to the business that produces the Products, it will require that the purchaser of the assets agrees to assume this Agreement as well.

     b. General. The components of the Buyer BIS/EEG Module or BISx Systems shall only be resold, leased, rented, licensed or otherwise transferred to third parties for use as a part of a Buyer BIS/EEG Module or BISx System or as replacement parts used in Buyer BIS/EEG Modules or BISx Systems and Buyer shall only sell Seller approved accessories including cables and sensor products in connection with any Buyer BIS/EEG Module or BISx System. During the term of this Agreement, Buyer agrees that it may offer complementary but not directly competitive products to the Buyer BIS/EEG Module and BISx System, with the exception of Buyer's Entropy module. Buyer products other than the Buyer BIS/EEG Module, BISx System, and the Entropy module that display a parameter claiming to be a measure of the hypnotic effect of anesthesia and sedation are considered to be directly competitive products for purposes of this Section, provided that such obligations of Buyer shall terminate in the event Seller's Products do not have material competitive features for measuring the hypnotic effects of anesthetic and sedative agents on the brain and Seller does not incorporate such features into the Products within six (6) months of receipt of notice of such deficiency.

     c. Seller shall not directly or indirectly provide the Products listed as "Exclusive Products" on Attachment A to any third party during the Term or thereafter, unless requested to do so in writing by Buyer.

     d. Exclusivity. Except to the extent Buyer and Seller may agree in the future to undertake co-marketing programs, Seller shall not, directly or indirectly, sell, distribute or license to any third party the Buyer BIS/EEG Module, the Buyer BIS/EEG Engine, the Buyer BISx Systems or the Custom Sensor. It is understood, however, that Seller sells, distributes, and licenses to other third parties both generic and customized BIS/EEG engines, BIS/EEG module kits and BISx systems to meet the needs of other OEM customers, and nothing in this Agreement shall prohibit Seller from continuing to sell, distribute, or license these products or components thereof to customers other than Buyer.

     e. Buyer shall not disclose, furnish, transfer, distribute or otherwise make available the SST or any portion thereof in any form to any third party (other than making the use of the SST available to purchasers of Custom Sensors and to Buyer's distributors, sub-distributors, field organizations, channel partners and Affiliates that are distributing the Custom Sensors) and shall not use the SST or any part thereof (other than for Buyer's internal use), except as permitted under Section 23. Title to and ownership of any and all proprietary rights in or related to the SST shall at all times remain with Seller and/or its licensor(s). Nothing in this Agreement shall be construed as a sale of any rights in the SST. All references in this Agreement to sale, resale or purchase of the Products or the components thereof, or references or like effect, shall, with respect to the SST mean licenses or sublicenses of the SST.

     f. Recognizing that the Buyer has a product that is competitive to BIS, Buyer agrees to devote "reasonable sales and marketing efforts" to support the Buyer BIS/EEG Module and the BISx Systems. "Reasonable sales and marketing efforts" shall mean:

     i. Buyer communicating to Buyer's Monitoring Solutions GMs in the respective pole organizations the fact that Buyer has alternative product offerings for patient consciousness monitoring, with a reasonably detailed description of the features, benefits and customer support available for each product;

     ii. Buyer communicating to Buyer's Monitoring Solutions GMs in the respective pole organizations, first, that customers interested in consciousness monitoring should be informed that Buyer has two technologies (BIS and Entropy modules) that are available to meet their needs, and second, that sales representatives, distributors, and dealers should permit customers to choose freely between these alternative solutions;

     iii. In the event that Buyer elects to display or otherwise advertise the availability of the Entropy module at any of the following meetings: the annual meetings of the American Society of Anesthesiologists, the European Society of Anesthesiologists, the Japanese Society of Anesthesiologists, and the World Congress, Buyer agrees to utilize commercially reasonable efforts within the context of a complex worldwide organization to display or otherwise advertise the availability of Buyer BIS monitoring solutions for Buyer customers;

     iv. Buyer's customers interested in BIS technology shall be provided a fair representation of the features, benefits and customer support available with BIS;

     v. Buyer BIS/EEG Modules and BISx Systems will be available to Buyer's sales representatives, dealers and distributors on the same basis that Buyer provides demonstration equipment of its Entropy module;

     vi. if a Buyer customer requests BIS, Buyer will submit the quote for the Buyer BIS/EEG Module or BISx System within the normal Buyer turnaround time;

     vii. all of Buyer's customer requests for BIS and BIS product support will be fulfilled within the normal Buyer turnaround time; and

     viii. any other matters agreed to in writing by the agreement managers.

Seller agrees that its direct and indirect customers shall not be provided unfair representations of the features, benefits and customer support available for Entropy.

Any failure of either party to comply with these provisions will be escalated to the agreement managers and discussed at the next quarterly meeting.

     g. The Products shall be packed, marked and labeled by Seller in accordance with the reasonable instructions given by Buyer. In case no instructions have been given, the Products shall be packed with due care to avoid damages during shipment. If any Products (or component) that is marked with Buyer's or its Affiliate's name, product numbers, trademark, or other identifiers are rejected or otherwise returned to Seller, Seller shall remove such trademarks or identifiers (unless such Products are being repaired in accordance with this Agreement), even if the removal would require destruction of the Product.

22. TRADEMARKS

     a. Ownership. Buyer acknowledges and agrees that Seller is the sole and exclusive owner of all right, title and interest in, or has valid licenses to the trademarks (the "Seller's Trademarks") identified on Attachment N (Seller's Trademarks). Seller acknowledges and agrees that Buyer is the sole and exclusive owner of all right, title and interest in and to the trademarks (the "Buyer's Trademarks") identified on Attachment O (Buyer's Trademarks). Each party recognizes the value of the other party's Trademarks and the good will associated with the other party's Trademarks. Buyer agrees that its use of the Seller Trademarks and any good will arising therefrom shall inure to the benefit of Seller. Seller agrees that its use of the Buyer's Trademarks and any good will arising therefrom shall inure to the benefit of Buyer. Nothing contained herein shall create, nor shall be construed as an assignment of, any right, title or interest in or to the Seller's Trademarks to Buyer, or the Buyer's Trademarks to Seller, other than the grant of the licenses in Section 22 below; it being acknowledged and agreed that all other right, title and interest in and to the Seller's Trademarks is expressly reserved by Seller and its licensors, and all other right, title and interest in and to the Buyer's Trademarks is expressly reserved by Buyer. Each party shall keep the other party's Trademarks free from all liens, mortgages or other encumbrances. Each party agrees that it shall not attack or otherwise challenge the title, validity or any other rights of the other party in or to its Trademarks.

     b. License. Subject to the restrictions set forth in this Section 22, Seller hereby grants to Buyer and its distributors, subdistributors, field organization and channel partners the nonexclusive, worldwide, royalty-free license (without the right to sublicense) to use Seller's Trademarks in connection with the authority granted to such parties in Section 21(a) and (f). Subject to the restrictions set forth in this Section 22, Buyer hereby grants to Seller the nonexclusive, worldwide, royalty-free license (without the right to sublicense) to use Buyer's Trademarks in connection with the manufacture and packaging of the Custom Sensor in accordance with the terms of this Agreement. Neither party shall have any other right to use, display or utilize the other party's Trademarks for any other purpose or in any other manner.

     c. Termination. In addition to the termination rights set forth in Section 16 hereof, in the event that either party is in material breach of any provision of this Section 22, the non-breaching party may, upon thirty (30) days written notice, terminate the license granted in Section 22 (b) if the breaching party does not cure such breach or default within such thirty (30) day period. In addition to the provisions of Section 16 hereof, upon termination of the license granted in Section 22 (b), or upon termination of this Agreement, for whatever cause:

          (i) each party shall immediately cease and desist from any further use of the other party's Trademarks and any trademarks confusingly similar thereto, either directly or indirectly;

          (ii) All rights in the Seller's Trademarks granted to Buyer hereunder shall immediately revert to Seller, and all rights in the Buyer's Trademarks granted to Seller hereunder shall immediately revert to Buyer;

          (iii) In the event that this Agreement is terminated for any reason other than a material breach or material default by Buyer, Buyer shall thereafter have the right to dispose of all of the unsold Products bearing the Trademarks and advertising and promotional materials relating thereto which had been completed by it prior to such termination, provided such Products and materials were in the process of manufacture before such termination.

     d. Promotional Claims. The general form of any promotional claims by Buyer regarding Seller's Bispectral Index technology and/or the integration of Seller's Bispectral Index technology in Buyer's Patient Monitors, and the specific form of the use of Seller's trade names and trademarks, and of intended use claims regarding Buyer's Bispectral Index technology, in promotional material, advertisement, and/or in written technical literature shall be subject to review and approval by Seller prior to is publication or display. The general form of any promotional claims by Seller regarding Buyer's Patient Monitors or the integration of Seller's Bispectral Index technology in Buyer's Patient Modules, and the specific form of the use of Buyer's trade names and Trademarks, and of intended use claims regarding the Products in promotional material, advertisement, and/or in written technical literature shall be subject to review and approval by Buyer prior to its publication or display.

23. PRODUCT DEVELOPMENT AND TECHNICAL INFORMATION

     a. Seller shall provide Buyer with all information in its possession that is necessary for the interfacing of the Products with the Buyer BIS/EEG Modules or Buyer's Patient Monitors.

     b. Seller shall keep Buyer informed of the manufacturer of the Sensor Connectors and/or Cable Connectors used with the Custom Sensor. Seller agrees that Buyer may purchase the Sensor Connectors and/or Cable Connectors directly from the manufacturer. If the manufacturer is not able to manufacture sufficient quantities of connectors for Buyer using the tooling and molds used for Seller's requirements of connectors or if the connectors are different than the connectors sold for use with Seller's products, Buyer may pay the manufacturer to acquire additional tooling and molds to manufacture the connectors for Buyer. During the Term Seller hereby grants to Buyer and its Affiliates a non-exclusive, non-transferable (except as provided in Section 26(c)), irrevocable and royalty-free worldwide license, without the right to sublicense, for Buyer, its Affiliates, distributors, sub-distributors, field organization and channel partners to sell, market and distribute Sensor Connectors and/or Cable Connectors.

     c. Upon expiration of this Agreement or a termination for any reason other than on the grounds of an uncured breach or failure by Buyer as provided in
Section 16, Seller hereby grants to Buyer, its Affiliates, distributors or sub-distributors a non-exclusive, non-transferable (except as provided in Section 26(c)), perpetual, irrevocable and royalty-free worldwide license, without the right to sublicense, to use the SST solely for purposes of manufacturing or having manufactured sensors to be used to measure Buyer's proprietary processed EEG parameter that measures the hypnotic effects of anesthetic and sedative agents on the brain or interfacing such sensor to Buyer Patient Monitors and distributing object code versions of the SST for use with such sensor.

     d. Further upon termination or expiration of this Agreement, Seller hereby grants to Buyer and its Affiliates a non-exclusive, non-transferable (except as provided in Section 26(c)), perpetual, irrevocable and royalty-free worldwide license, without the right to sublicense, to manufacture, have manufactured or purchase Sensor Connectors and/or Cable Connectors and the right for Buyer, its Affiliates, distributors, sub-distributors, field organization and channel partners the right to sell, market and distribute these products.

Any equipment and tools provided or paid for by Buyer and used in the manufacture of the Products shall remain the property of Buyer. Such equipment or any equipment which Buyer has designed or which has been designed for Buyer for its purposes and paid for by Buyer, may not be used for the manufacture of any other products supplied to anyone but Buyer. Seller shall store such equipment and tools and mark them as Buyer's property.

     e. Future Products. The Products are designed for use in measuring the effects of anesthetic and sedative agents on the brain. In the event that Seller develops a product involving this or a different type of index, patient sensor, or application for which Seller has not granted any third party exclusive rights, Seller and Buyer agree to discuss in good faith adding new product to this Agreement for the purchase of such new product or products by Buyer.

     f. Seller shall provide reasonable engineering support to Buyer free of charge. If Buyer requests engineering support that exceeds a reasonable amount, the parties will mutually agree on possible reimbursement for Seller.

     g. For a period of ten (10) years following the last delivery to Buyer of the applicable Product ordered hereunder, Seller shall make available repair services (or at Seller's sole discretion, exchange units for the Products) for purchase by Buyer and end users of the Products at Seller's then-current list prices for such repair services and exchange units.

     h. Seller shall maintain a complete record of all repair activities performed on any Products received for repair, and shall provide Buyer with a quarterly report on all service actions including failure and repair statistics at a sub-assembly level. Root cause analysis is to be performed and reported by Seller to Buyer in the case of abnormal failures, incidents and malfunctions.

24. PRODUCT COMPLAINTS, EVENT REPORTING AND FIELD RECALLS

     a. Product Complaints. Buyer shall be responsible for resolving all product complaints relating to the Custom Sensors using Buyer's existing product complaint policies and procedures. Both parties shall cooperate and work together to resolve all product complaints relating to the other Products sold to Buyer. Closure of any product complaint relating to the other Products will occur when Buyer notifies Seller that the complaint is resolved. Each party shall promptly inform the other in writing of any product complaints and shall keep the other party advised of their progress in resolving such complaints and any and all steps taken to resolve such complaints. Within one week of the resolution of a product complaint, the party responsible for resolving such complaint shall supply the other with a written report summarizing the root cause and any corrective actions required.

     b. Duty to Report Incidents. Buyer and Seller shall inform each other in writing, within two (2) business days of becoming aware of a reportable event, in accordance with FDA Medical Device Reporting regulation (21 CFR Part 803) or the European Medical Device Vigilance regulations or that must be registered according to other national regulations such as Canadian medical devices regulations (SOR/98-282), including without limitation incidents involving death or serious injury, malfunctions that, if recurrent, may cause or contribute to death or serious injury or other material quality problems or concerns, of all incidents relating to the subject matter of the Agreement. Buyer will be responsible for reporting such incidents to the appropriate regulatory authority for the Custom Sensors. Seller will be responsible for reporting such incidents to the appropriate regulatory authority for all other Products. Both parties shall fully cooperate with each other as may be necessary to comply with any reporting obligations regarding such incidents or quality concerns. If FDA or other authorities contact either party to inquire about or investigate the Products sold to Buyer under this Agreement, the contacted party, unless required to maintain confidentiality by such authorities, shall inform the other party immediately thereof. The parties shall cooperate closely to clear any regulatory issues or potential regulatory issues promptly.

     c. Recalls. In the event that a corrective action (including notifications or recalls) is required with respect to any Product, and such action (i) is required by Seller to comply with applicable laws or regulations, (ii) is determined by Seller in its discretion for a reasonable business purpose or for safety reasons or (iii) is the result of Seller's failure to supply Products that conform in all material respects to the applicable standards, Seller shall be responsible for the repair or replacement of the Products without cost to Buyer, its Affiliates, distributors and sub-distributors. Seller agrees to consult with Buyer to establish a reasonable process for managing the corrective action and Seller shall be responsible for all reasonable out-of-pocket expenditure (including shipping and labor costs) incurred by Buyer, its Affiliates, distributors and subdistributors if Seller fails to take such action. In the event that Seller is required to take such action to comply with applicable laws or regulations or such action is reasonably necessary for safety and efficacy reasons and for the failure of the Products to comply with specifications (other than a minor deviation from such specifications) and fails to do so, Buyer shall have the right to take such action and Seller shall reimburse Buyer for all reasonable out-of-pocket expenditures (including shipping and labor costs) incurred in connection with such action by Buyer. If it is determined by an arbitrator that such action was not necessary for safety and efficacy reasons and for the failure of the Products to comply with specifications (other than a minor deviation from such specifications), Buyer shall return any amounts paid to Buyer by Seller in connection with such action.

     d. Record Retention/Maintenance. Seller shall maintain serial and/or lot number and date of shipment records for each Product and Buyer shall maintain serial and/or lot number and date of shipment records for each Product so that, if necessary for tracing or recall purposes, the manufacturing and delivery of the Products can be identified. Each party shall give its assistance to the other party in tracing or recall situations by making the records available. Each party shall promptly make such records available to the other party if any authority in any country requests such records from such party. Each party shall be responsible for record keeping under any and all medical device reporting regulations such as (US) 21 CFR Part 803, (European Union) MDD regulations and under the record keeping requirements of any other country as may be applicable and shall retain quality records for at least seven (7) years from the date of the last shipment of the applicable Product.

     e. Regulatory Agency Inquiries. If the FDA or any other regulatory body with authority over medical devices provides written notice to either party to inquire about or investigate any Product sold to the Buyer, the party notified shall use its best efforts to give notice thereof to the other party within two
(2) business days of receipt of such contact from the FDA or other body.

     f. Survival. All subsections of this Section 24 shall survive termination of this Agreement.

25. GENERAL MATTERS

     (a) The relationship between Buyer and Seller is that of independent contractors. Neither party shall do anything, which has the effect of creating an obligation by the other party to a third party.

     (b) Seller shall not issue any press release or announcement, use any of Buyer's products or its name in promotional activity, or otherwise publicly announce or comment on this Agreement without Buyer's prior written consent.

     (c) Assignment. Neither party may assign or delegate this Agreement or any rights or obligations under this Agreement without the prior written consent of the other, which shall not be unreasonably withheld; provided, however, that Buyer may, without the prior written consent of Seller, assign and delegate this Agreement and any or all of its rights and obligations hereunder to any of its Affiliates within the GE Healthcare division of General Electric Company, and provided that either party shall have the right to assign this Agreement in connection with a sale of the business of such party to which this Agreement relates. This Agreement will be binding on the successors and permitted assigns of the parties and the name of the party appearing herein will be deemed to include the names of such party's successors or permitted assigns to the extent necessary to carry out the intent of this Agreement.

     (d) This Agreement may be modified only by a writing signed by the agreement managers for both parties.

     (e) The parties expressly acknowledge that the laws of the state of New York, except its conflict of law rules, will govern this Agreement and any dispute hereunder.

     (d) Either party shall be entitled to suspend performance of its obligations under this Agreement to the extent that such performance is impeded or made unreasonably onerous by any of the following circumstances ("force majeure"): industrial disputes and any other circumstance beyond the control of the parties such as fire, war (whether declared or not), extensive military mobilization, insurrection, requisition, seizure, embargo, and delays in deliveries by sub-suppliers caused by force majeure. The parties shall without delay notify each other of any occurrence of force majeure and the discontinuance thereof. Regardless of any other provision in this Agreement to the contrary, either party shall be entitled to terminate this Agreement and/or any Purchase Order under this Agreement by notice in writing to the other party if the other party's performance of the contract is suspended under this section above for more than six (6) months.

     (e) All obligations of the parties that by their nature should continue beyond the expiration or termination of this Agreement, including without limitation, those relating to regulatory requirements, warranty, marketing and licensing rights, representation, indemnification, confidentiality, dispute resolution and limitation on liability, shall survive the expiration or termination of this Agreement and continue to be enforceable.

     (f) LIMITATION ON LIABILITY. EACH PARTY'S LIABILITY TO THE OTHER PARTY ARISING OUT OF THE MANUFACTURE, SALE OR SUPPLYING OF PRODUCTS OR THEIR USE OR DISPOSITION OR THEIR OBLIGATIONS OR RESPONSIBILITIES UNDER THIS AGREEMENT, WHETHER BASED UPON WARRANTY, CONTRACT, TORT OR OTHERWISE, SHALL NOT EXCEED THE GREATER OF (A) FIVE MILLION DOLLARS ($5,000,000.00) OR (B) THE SUM OF (i) THE TOTAL ACTUAL PURCHASE PRICE PAID BY BUYER FOR ALL SELLER'S PRODUCTS PURCHASED HEREUNDER; AND (ii) ALL AMOUNTS PAID BY BUYER TO SELLER FOR SERVICE AND SUPPORT PROVIDED UNDER THIS AGREEMENT. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR OTHER INDIRECT DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS, LOSS OF DATA OR LOSS OF USE

DAMAGES) ARISING OUT OF THE MANUFACTURE, SALE OR SUPPLYING OF PRODUCTS OR THE OBLIGATIONS OR RESPONSIBILITIES UNDER THIS AGREEMENT. THESE LIMITATIONS WILL NOT APPLY TO CLAIMS FOR DAMAGES FOR BODILY INJURY (INCLUDING DEATH) AND DAMAGE TO REAL PROPERTY AND TANGIBLE PERSONAL PROPERTY FOR WHICH A PARTY IS LEGALLY LIABLE AND/OR A PARTY'S INDEMNIFICATION OBLIGATIONS CONTAINED IN THIS AGREEMENT OR ANY ATTACHMENT.

     IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

ASPECT MEDICAL SYSTEMS INC.             GENERAL ELECTRIC COMPANY,
                                        ACTING THROUGH ITS GE
                                        HEALTHCARE DIVISION


By: /s/ Nassib Chamoun                  By: /s/ Jaana Tuominen
    ---------------------------------       ------------------------------------
Name: Nassib Chamoun                    Name: Jaana Tuominen
Title: CEO                              Title: General Manager GE Healtcare
                                               Finland OY

                                  ATTACHMENT A
                             PRODUCT SPECIFICATIONS

BISX SYSTEM

OUTPUT PARAMETERS

The following information is provided to the patient monitor by the BISx:

     -    BIS (Bispectral Index)

     -    EMG (Electromyographic strength)

     -    SQI (Signal Quality Index)

     -    SR (Suppression Ratio)

     -    EEG (Continuous, two channel, real-time EEG waveform)

     -    SEF (Spectral Edge Frequency)

     -    TP (Total Power)

     -    BC (Burst Count) - Extend Sensor only

     -    MF (Medial Frequency)

Electrode-to-skin impedances are continuously measured.

FILTERS

Users can select from a range of low-pass and high-pass filters which are available for artifact rejection. The low-pass filters allow the rejection of muscle artifacts. The high-pass filters allow the rejection of ECG signal interference. In addition, a notch filter suppresses line frequency interference.

The BIS XP technology built into the BISx system suppresses interference from electrocautery, EMG, and other high frequency noise sources.

PHYSICAL SPECIFICATIONS

BISX SYSTEM
Size: [**]
Weight: [**]
[**] with cables

BISX INTEGRAL CABLES
Host Monitor Cable: [**]
Patient Interface Cable (PIC+): [**]

SAFETY SPECIFICATIONS

- The BISx complies with the requirements of the Medical Device Directive 93/42/EEC, as well as IEC 60601-1 and IEC 60601-2-26.

-    EMC RF Emissions: CISPR-11 Class A

- It is a Type BF applied part. It has internal optical coupling and an isolation transformer for patient isolation.

- It is protected against damage and may remain connected to a patient during defibrillation as long as the sensor is not located between the defibrillator pads and is resistant to artifact from electrosurgery.

- United States federal law restricts this device to sale by or on the order of a physician.

-    BISx and cables are latex free.

ENVIRONMENTAL SPECIFICATIONS

TEMPERATURE RANGE
Operating: 0 to 40 degrees C (32 to 104 degrees F)
Storage: -40 to 70 degrees C (-40 to 158 degrees F)

HUMIDITY
Operating: 10 to 95% RH at 40 degrees C (104 degrees F), non-condensing
Storage: 10 to 95% RH at 60 degrees C (140 degrees F), non-condensing

ALTITUDE RANGE
Operating: Up to 6,130 m (20,000 ft)
Storage: Up to 15,300 m (50,000 ft)

BIS SPECIFICATIONS

MEASUREMENT RANGES
[**]

NOISE (EEG WAVEFORM) [**]
BIS NUMERIC UPDATE FREQUENCY [**]
BANDWIDTH [**]
IMPEDANCE MEASUREMENT RANGE [**]

BIS/EEG MODULE KIT

The BIS/EEG Module Kit is designed specifically for OEM applications and allows the integration of BIS monitoring technology into OEM equipment. The BIS/EEG Module Kit will interface to the patient via the BIS Sensor and to the OEM equipment utilizing a serial (RS-232) 3-wire interface and the necessary power connections.

The BIS/EEG Module Kit consists of a Digital Signal Converter (DSC-XP) that is placed in proximity to the patient and a small circuit board that resides in the OEM equipment. The DSC-XP is a small (palm sized) front-end to the BIS Engine circuit board that provides the patient interface and performs the high performance analog to digital conversion of the EEG signals. The EEG signals are transmitted in digital format from the DSC-XP to the BIS Engine circuit board via a 12 foot cable that is hard wired at the DSC-XP.

The small BIS Engine circuit board performs digital signal processing on the digitized EEG signal and outputs the Bispectral Index to the OEM system via the RS-232 serial connection. The board is constructed using double-sided surface mount techniques. The connections to the BIS Engine circuit board are a serial interface (RS-232), power, and DSC connections. Two means of connecting to the BIS Engine are provided: board-to-board connectors on one side and keyed cable connectors on the opposite side.

DETAILED TECHNICAL SPECIFICATIONS:

Digital Output:    [**]
Main Parameters:   [**]
Electrical Safety: [**]
Power:             [**]
EMC RF Emissions:  [**]

Note: Most of the 12V supply power is dissipated by the DSC-XP that is located near the patient and is therefore external to the module housing. Maximum calculated power dissipated within the module housing is 2.5 Watts.

Environmental Requirements:

                                              IEC601-1                            BIS ENGINE
                                              --------                            ----------
OPERATION   Temperature Range           +10 degrees C to +40 degrees C   0 degrees C to +55 degrees C
                                                                                 (BIS Module)
            Humidity (non-condensing)             25% to 95%                      10% to 95%

            Atmospheric Pressure              700 hPa to 1060 hPa             465 hPa to 1067 hPa
                                                                              (up to 20,000 ft.)

Artifact Rejection: Automatic

Bispectral Index: 0-100 unitless scale

DIGITAL SIGNAL CONVERTER (DSC-XP)

Description:        The DSC amplifies and digitizes the signal close to the
                    patient to minimize electrical interference.
Weight:             [**]
Dimensions:         [**]
Cable Length:       [**]

BIS ENGINE PCB

Physical:           [**]
Processing Power:   [**]

SOFTWARE UPGRADES

The BIS Engine software is stored in reprogrammable FLASH memory. Software upgrades can be accomplished via the serial interface.

SERIAL IDENTIFIER

Each BIS Engine is given a unique serial identifier. This allows for electronic identification/tracking of every BIS Engine.

BIS XP SENSOR

OVERVIEW:

The XP Sensor(also called Smart Sensor) is a single patient use disposable pre-gelled electrode array containing 4 electrodes. It is applied directly to the patient's forehead and temple to be used in conjunction with Bispectral Index monitors, BIS/EEG Module Kits and BISx Systems. The XP Sensor is designed to provide ease of use and electrode placement accuracy. It collects EEG signals from the forehead and the temple areas.

The XP Sensor contains Seller's ZipPrep technology, a polymer material embedded in the electrolyte that displaces the upper layer of skin and allows the electrolyte to quickly hydrate the top layer of skin. This patented technology lowers the electrical impedance at the epidermis-gel interface.

The XP Sensor connects to the monitor, module or BISx system via a single connector that is low profile and easy to insert and remove. The XP Sensor contains an electronic Smart Card memory device (SST) that stores information concerning the sensor including:

     Lot #
     Expiration Date
     BIS Configuration (Sensor Type)
     Sensor Integrity / Validation

XP SENSORS:

The following sensors are part of the XP Sensor family.

     -    Quatro Sensor

     -    Extend Sensor

     -    Pediatric Sensor

INTENDED USE:

     -    To be used in conjunction with the BIS/EEG Module Kit and BISx System

     -    Single patient use device.

     -    Disposable

     -    Adult patient use (Quatro and Extend)

     -    Pediatric patient use (Pediatric)

     -    Rx Only

LENGTH OF USE (DURATION):

Up to 24 hours from initial application on patient

SMART CARD MODULE (SST)

The Smart Card module is a self-contained integrated circuit that contains digital information about the sensor. It utilizes smart card technology that prevents tampering.

SHELF LIFE:              12 months at 24(degrees)C storage

SHIPPING TEMPERATURE:    -10(degrees)C to 50 degrees C max

OPERATING TEMPERATURE:   10(degrees)C to 40 degrees C max

CUSTOM SENSOR

OVERVIEW:

The Custom Sensor is a single patient use disposable pre-gelled electrode array with three electrodes. It is applied directly to the patient's forehead and temple. The Custom Sensor is designed to provide ease of use and electrode placement accuracy. It collects EEG signals from the forehead and the temple areas.

The Custom Sensor contains Seller's ZipPrep technology, a polymer material embedded in the electrolyte that displaces the upper layer of skin and allows the electrolyte to quickly hydrate the top layer of skin. This patented technology lowers the electrical impedance at the epidermis-gel interface.

The Custom Sensor connects to the monitor via a single connector that is low profile and easy to insert and remove. The Custom Sensor contains an electronic Smart Card memory device (SST) that stores information concerning the sensor including:

     Lot #
     Expiration Date
     BIS Configuration (Sensor Type)
     Sensor Integrity / Validation

LENGTH OF USE (DURATION):

Up to 24 hours from initial application

SMART CARD MODULE (SST)

The Smart Card module is a self-contained integrated circuit that contains digital information about the sensor. It utilizes smart card technology that prevents tampering.

SHELF LIFE:              12 months at 24 degrees C storage

SHIPPING TEMPERATURE:    -10 degrees C to 50 degrees C max

OPERATING TEMPERATURE:   10 degrees C to 40 degrees C max

ADDITIONAL PROVISIONS:

All Custom Sensors supplied by Seller shall conform to the mutually agreed technical specifications. Included in these specifications is the requirement that the Custom Sensors will not operate with BIS/EEG Modules, or Seller's A-2000 standalone BIS monitors, and that Custom Sensors may not be used to derive BIS Index. Similarly, it is agreed by both parties that BIS Sensors will not operate and may not be used with Buyer's proprietary processed EEG parameter that measures the hypnotic effects of anesthetic and sedative agents on the brain. BIS Sensors will only operate with Buyer patient monitors that incorporate the BIS/EEG Module or the BISx Systems. Seller is aware that the Custom Sensors are used as a part of or in connection with medical devices and that Buyer has high quality demands for any products it purchases. Seller responsibilities for maintaining quality control and quality of Custom Sensors are specified in the Agreement. Neither party shall have the right to amend or alter the technical specifications without the prior written approval of the other party.

                                  ATTACHMENT B
                                  QUALITY PLAN


SENSOR MANUFACTURING QUALITY CONTROL PROCESS

1.0 Incoming Inspection

         Incoming materials are received in one of two ways.

            - Materials from suppliers with proven capability (repeatable quality of 10 lots with 100% inspection with 0 defects) are received directly into raw materials.

            - Materials from other suppliers are subject to lot sampling inspection

      No raw materials are age sensitive.

2.0 All raw materials are processed FIFO

3.0 Daily set-up verification

         3.1    Run one test sheet on the lamination machine
                100% inspection

         3.2    Run one test sheet on die cut machine
                100% inspection

         3.3    Set up equipment and run one complete pallet of sensors

                3.3.1    Conduct pull test

                3.3.2    Run programming

                3.3.3    Get weights

                100% inspection of all product

                All test product is discarded

4.0 Packaging verification

         4.1    Verify date and lot codes and expiration dates

         4.2 Attach a copy of package labeling to the lot history record (pouch and box)

5.0 In process quality control

         5.1    100% visual inspection
                5.1.1    Lamination step
                5.1.2    Die cut step
                5.1.3    QC step

6.0 Mid-Shift Verification

         6.1    Box check
                6.1.1    Labeling
                6.1.2    Number of sensors in the box
                6.1.3    Program verification


ATTACHMENT B QUALITY PLAN                                              Page 1/21

7.0 Gel Weight check

         7.1    Gel weight is confirmed at the beginning and end of the shift

8.0 Lot History Record

         8.1    Box label and pouch label from beginning of shift
         8.2    Mid-shift program verification logged
         8.3    Gel weight check
         8.4    Record operators (all operators working on lot of sensors)
         8.5    Lot numbers of all raw materials recorded
         8.6    Box label and pouch label from end of shift

 9.0    Final quality control

         9.1    Release to inventory




ATTACHMENT B QUALITY PLAN                                            Page 2/21

HARDWARE MANUFACTURING QUALITY CONTROL PROCESS

1.0 100% board testing conducted at suppliers

2.0 Incoming Inspection

         Incoming materials are received in one of two ways.
            - Materials from suppliers with proven capability (repeatable quality of 10 lots with 100% inspection with 0 defects) are received directly into raw materials.
            - Materials from other suppliers are subject to lot sampling inspection

         No raw materials are age sensitive.

3.0 Device history record is initiated at the start of mechanical assembly

         3.1    All serial numbers are recorded at the board level

4.0 Mechanical Assembly

         4.1 Labeling attached with serial number and part number and product identification
         4.2    24 hour burn in process on a test fixture
                4.2.1     System is powered
                4.2.2     Continually monitored
                4.2.3     Input provide via sensor simulator

5.0 Visual inspection conducted

         5.1    100% inspection for blemishes, defects and correct labeling

6.0 Functional test

         6.1    100% functional test conducted at the sub-assembly level

7.0 Quality control documentation and product review

         7.1    Verification of labeling
         7.2    Confirmation serial number corresponds with DHR
         7.3    Test records complete
         7.4    DHR complete
         7.5    Release to final assembly

8.0 Final unit assembly (customization through partner specific programming and host cable)

         8.1    Attach host cable
         8.2    Mechanical inspection of unit
         8.3    Record lot number of Patient Interface Cable on the  DHR

9.0 Final test of completed assembly




ATTACHMENT B QUALITY PLAN                                              Page 3/21

         9.1    Electrical safety test
         9.2    Automated functional test
         9.3    Connector inspection
         9.4    Label verification
         9.5    Pass/Fail recorded for each final test on DHR

10.0 Final quality control documentation and product review

         10.1   Verification of labeling
         10.2   Confirmation serial number corresponds with DHR
         10.3   Test records complete
         10.4   DHR complete
         10.5   Release to packaging

11.0 Product packaging

12.0 Final QC

         12.1   Verify packaging labeling is correct
         12.2   Release to inventory




ATTACHMENT B QUALITY PLAN                                              Page 4/21

QUALITY PROCESS MANUAL

1.0 SCOPE

         1.1    QUALITY POLICY

                Aspect Medical Systems is committed to an operating philosophy which stresses the unbreakable link between QUALITY and SUCCESS in every product and service that we provide to our customers. Our products will be designed to improve the quality of patient care, and our success will be measured by improved clinical outcomes and the degree of satisfaction expressed by our customers. Interactions among employees will reflect an attitude of mutual respect and shared commitment to maintaining a productive and enjoyable work environment. We will continuously work together to improve QUALITY in everything we do to assure our mutual SUCCESS in accomplishing our goals.


                                                                       Page 5/21





ATTACHMENT B QUALITY PLAN

2.0 REFERENCE DOCUMENTS

         2.1 .  Regulatory Requirements
                - 21 CFR 820- Quality System Regulation
                - Canadian Medical Device Regulation (CMDR)
                - Medical Device Directive (MDD)

         2.2    Standards and Guidelines
                - ISO 13485:1996/2003 Medical Devices-Quality Management Systems
                  Requirements for regulatory purposes.
                - ISO 14971-2000 Medical Devices - Application of Risk
                  Management to Medical Devices

         2.3    Aspect Procedures
                016-0055 Quality Policy
                015-0009 Procedure to comply with the MDD
                015-0011 Procedure to Comply with the CMDR

3.0 QUALITY MANAGEMENT SYSTEM

         3.1 A Quality Management System has been established to ensure that products designed, manufactured and distributed by Aspect Medical Systems consistently meet customer and regulatory requirements such as FDA's Quality System Regulation 1996 (QSR), International Organization for Standardization
                (ISO)13485:1996/2003, the Medical Device Directive (MDD) 93/42/EEC, Canadian Medical Device Regulation (CMDR) 2003, etc. This system has also been designed to ensure that all of Aspect Medical Systems products are safe and effective.

         3.2 The major elements of this system are outlined in this document and are described by a number of high level summaries of policies related to the company's Quality Management Systems and practices. These systems and practices are further defined in greater detail in Standard Operating Procedures (SOPs), which in turn reference more detailed work instructions. Finally, checklists, forms, or reports may also be referenced and used for data recording and record keeping.

         3.3 The Quality Management System has been designed to allow for appropriate review and approval, as well as to maintain flexibility and allow for changes to the system in acknowledgment of the dynamic nature of product manufacturing, as well as our goal of continuous improvement. The company reviews the Quality Management System, and conducts quality planning activities, as outlined in this document on a periodic basis to assure that it continues to meet the company's needs. Compliance is assessed through quality audits conducted by Aspect personnel, outside consultants, business partners and regulatory auditors or a Notified Body.


                                                                       Page 6/21






ATTACHMENT TO B QUALITY PLAN

4.0 Design Control

         4.1.1 ASPECT MEDICAL SYSTEMS IS COMMITTED TO DESIGNING AND DEVELOPING HIGH QUALITY PRODUCTS THAT MEET THE NEEDS OF OUR CUSTOMERS AND IMPROVE THE QUALITY OF PATIENT CARE. IN ORDER TO PRODUCE HIGH QUALITY PRODUCTS, WE MUST MAINTAIN HIGH QUALITY AT EACH STAGE OF THE DEVELOPMENT PROCESS. TO THIS END, WE FORM PROJECT TEAMS CONSISTING OF MULTIPLE DISCIPLINES SUCH AS MARKETING, QA, RA, MANUFACTURING AND ENGINEERING TO INSURE ADEQUATE INPUT OF MARKET NEEDS AND PRODUCT REQUIREMENTS. CONCURRENT ENGINEERING IS PRACTICED TO MINIMIZE DELAYS AND SURPRISES. VARIOUS DESIGN RELATED PROCEDURES ARE ESTABLISHED, MAINTAINED AND ADHERED TO IN ORDER TO CONTROL AND VERIFY THE DESIGN OF THE PRODUCTS TO ENSURE THAT THE SPECIFIED REQUIREMENTS ARE MET.

         4.1.2 ASPECT CONDUCTS HAZARD ASSESSMENTS, USING SUCH TECHNIQUES AS HAZARD ANALYSIS (FAULT TREE) AND FAILURE MODES AND EFFECTS ANALYSIS (FMEA), AND UTILIZES THE OVERALL DESIGN AND
                DEVELOPMENT PROCESS, DESIGN INPUT, DESIGN OUTPUT, DESIGN REVIEWS, DESIGN VERIFICATION, DESIGN VALIDATION, AND DESIGN CHANGES. THE PROCEDURES DEFINE THE OPERATIONS TO BE PERFORMED AT EACH STAGE, THE PEOPLE RESPONSIBLE FOR PERFORMING THE OPERATIONS, THE RESOURCES REQUIRED FOR THE OPERATIONS, AND THE METHODS FOR DOCUMENTING THAT THE OPERATIONS WERE SUCCESSFULLY PERFORMED.

         4.1.3 ALL SUCH DOCUMENTATION SHALL BE PLACED IN, OR REFERENCED BY, A DESIGN HISTORY FILE FOR EACH PRODUCT. A DEVICE MASTER RECORD
                (DMR), WHICH LISTS OR REFERENCES THE DEVICES' SPECIFICATIONS, MANUFACTURING PROCESS SPECIFICATIONS, QUALITY ASSURANCE PROCEDURES AND SPECIFICATIONS, PACKAGING AND LABELING SPECIFICATIONS AND INSTALLATION REQUIREMENTS (IF APPLICABLE), IS CREATED AND MAINTAINED FOR EACH TYPE OF DEVICE.

         4.1.4  PROCESS MAP DETAIL




ATTACHMENT B QUALITY PLAN                                              Page 7/21

PRODUCT DESIGN
-------------------------------------------------------------------------------------------
 PURPOSE              To design products meeting the design input requirements.
-------------------------------------------------------------------------------------------
 OWNER                Research and Development with Regulatory, Quality Systems,
                      Marketing Production.
-------------------------------------------------------------------------------------------
 SUB-PROCESSES        -  Design Control Process 005-0003
                      -  Product Validation Standard 005-0017
                      -  Engineering Test Report procedure    005-0042
                      -  Pre-Release Origination and change order Process (PROCO) 005-
                         0038
                      -  Software/Firmware Documentation and Revision Control Standard
                         005-0006
                      -  Software Problem, tracking, revision Control and Make Procedure
                         005  -0012
                      -  Use and Maintenance of Standards     016-0040
                      -  Engineering Change Order Procedure 005-0002
                         Software Coding Standards Product Development 005-0014
-------------------------------------------------------------------------------------------
 MONITORED AND        Product/project pipeline chart, Milestone achievement, Validation
 MEASURED BY          measures, internal and external audits, Clinical research quarterly summary
-------------------------------------------------------------------------------------------

5.0     DOCUMENT CONTROL AND QUALITY RECORDS

         5.1.1 Documents used to define or control department policies, design, development, purchasing, inspection, testing, manufacturing, handling, storing, and delivery of Aspect devices are controlled. Examples of such documents are assembly drawings, Bills of Materials, product specifications, various procedures such as inspection and test procedures, validation procedures and results, component specifications, standards and labeling (including the Aspect web site).

         5.1.2 Various levels of control and approval are used for these different types of documents.

         5.1.3 Procedures that affect the design, manufacture, testing, storing, and delivery of Aspect devices are ECO controlled. These procedures are handled by a centralized company function, thus assuring the correct revision number and appropriate approvals and distribution are received.

         5.1.4 Other documents, such as department specific policies (e.g. Finance, Marketing) that do not directly affect the design, manufacture, function or documentation of Aspect products are approved through departmental approval policies, which are established using the ECO process. Then, specific procedures can be written and approved with appropriate level



ATTACHMENT B QUALITY PLAN                                             Page 8/21
                input and/or appropriate document approval signers, as determined by the policy itself.

         5.1.5 Industry standards used by Aspect Medical Systems, Inc. are controlled as described in the Use and Maintenance of Product Development Standards procedure.

         5.1.6 Component specification sheets used in the design and manufacturing processes are controlled by the Component Specification Procedure.

         5.1.7 Aspect maintains procedures and responsibilities for keeping quality records. These procedures ensure that acceptable quality is achieved and that the Quality Management System is functioning effectively and efficiently.

         5.1.8 Verified and authorized records are kept for each lot of products and provide the required traceability. Quality records demonstrate an association between product, processes, and equipment. A Quality Records Matrix is maintained by the RA department, and identifies Aspect's quality records, as well as the maintenance, filing (hard copy or electronic copy), access, retention, storage & disposition requirements for those records. Distribution and collection methods are suitable to prevent damage and ensure legibility. Retention periods are in compliance with applicable requirements.



ATTACHMENT B QUALITY PLAN                                             Page 9/21

         5.1.9  Records deemed confidential by Aspect may be marked as such.

         5.1.10 Process map Detail

DOCUMENT CONTROL AND QUALITY RECORDS
-------------------------------------------------------------------------------------------
 PURPOSE              To control documents related to products, manufacturing processed and the Quality Management System; and to control quality records.
-------------------------------------------------------------------------------------------
 OWNER                All departments (coordinated by Quality Systems)
-------------------------------------------------------------------------------------------
 SUB -PROCESSES       - Documentation Control Procedure 005-0007
                      - Issuing Policies from Finance and Admin Procedure 005-0020
                      - Component Specification Procedure 005-0001
                      - Quality Record Matrix 015-0010
                      - Information Systems Data Back-up, Retention, and Restore policy
                        005-0040
                      - Pre-Release Origination and change order Process (PROCO) 005-
                        0038
                      - Engineering Change order 005-0002
                      - Engineering Test Report (ETR) 005-0042
-------------------------------------------------------------------------------------------
 MONITORED  AND       ECO review and approval time, Number of ECOs initiate/approved,
 MEASURED BY          Number of docs in ECOs,Internal and external audits
-------------------------------------------------------------------------------------------


ATTACHMENT B QUALITY PLAN                                             Page 10/21

6.0     PLANNING OF PRODUCT REALIZATION AND RISK MANAGEMENT

         6.1.1 Production processes and product verification activities are planned. The planning includes the determination of:

         6.1.2  Requirements and quality objectives for products and processes;

             - The need to develop production processes; establish process specifications, operator instructions and other such documentation; and provide training to process operators;

             - Required product verification, inspection and test activities, and the criteria for product acceptance;

             - Records needed to provide evidence of product and process conformity

             -  Requirements for risk management throughout product realization

             - Risk analysis studies are conducted for key manufacturing and other product realization processes. This is to identify high risk activities and to focus the Quality Management System controls on these areas, and thus reduce the risk.

         6.1.3  Process Map Detail

PLANNING FOR PRODUCT REALIZATION
-----------------------------------------------------------------------------------------------
  PURPOSE         To plan and develop processes needed for product realization and product verification activities.
-----------------------------------------------------------------------------------------------
  OWNER           Research and Development, Process Engineering, Production, and Quality
                  Systems.
-----------------------------------------------------------------------------------------------
  SUB-PROCESSES   -  Device master record requirements 005-0008
                  -  Risk Management procedure 016-0064
                  -  Quality Manual 016-0039
                  -  Process Validation Procedure 016-0029
                  -  Inspection and Test Status procedure 016-0032
                  -  Equipment Control Procedure 016-0001
-----------------------------------------------------------------------------------------------
  MONITORED AND       First pass yield for sensor and hardware materials, Internal and external
  MEASURED BY         audits
-----------------------------------------------------------------------------------------------


ATTACHMENT B QUALITY PLAN                                             Page 11/21

7.0 PURCHASING AND RECEIVING

         7.1.1 Aspect Medical Systems maintains procedures to control the selection of sub-contractors to ensure suppliers can produce products and services that meet specification. Aspect evaluates its sub-contractors on an on-going basis and provides feedback to its suppliers to improve quality and service. Purchasing systems ensure requirements for suppliers are clearly documented.

         7.1.2 Customer (purchaser) supplied/specified product will be agreed upon through contractual requirements, and such equipment and/or material will be processed and handled in accordance with established procedures for inspecting, handling and storing, as well as adherence to customer interface and complaint handling procedures.

         7.1.3 Procedures are maintained to ensure raw material, assemblies, and finished goods are labeled to prevent mix-ups. Raw material is identified during all stages of production as to its status. Raw Material/Product shall not be released to manufacturing until the proper inspection approval and documentation has been completed. In the event product is released early, refer to the Quality Records Matrix. Rejected materials are segregated from accepted material. Devices returned for refurbishment are marked as such during the refurbishment process. Finished devices are not packaged into finished packaging until the proper inspection approval and documentation in the product history record.

         7.1.4  Process Map Detail

PURCHASING AND RECEIVING
-----------------------------------------------------------------------------------
  PURPOSE         To select qualified vendors and to purchase from them
                  materials and services necessary for the manufacture and
                  delivery of the product.
-----------------------------------------------------------------------------------
  OWNER           Purchasing and Inspection.
-----------------------------------------------------------------------------------
  SUB-PROCESSES   -  Supplier Selection and Evaluation Procedure 016-0027
                  -  Purchasing procedure 016-0026
                  -  Purchasing Policy and Procedures 002-0001
                  -  Receiving Procedure 016-0025
                  -  Handling, Storage, Packing, and Delivery Procedure 016-0035
                  -  Inspection and Test Procedure 016-0031
                  -  Statistical Techniques 016-0033
-----------------------------------------------------------------------------------
  MONITOR AND     Vendor performance measures, In-process inspection test, NCMRs,
  MEASURED BY     Slipping metrics, internal and external audits
-----------------------------------------------------------------------------------



ATTACHMENT B QUALITY PLAN                                             Page 12/21

8.0     PRODUCTION

         Device Manufacturing and provision of associated services are carried out under controlled conditions. The controlled conditions include the control of, as applicable:

         8.1.1  PRODUCT AND PROCESS PROCEDURES

                Information and instructions specifying product characteristics and manufacturing processes are communicated to process operators in the form of procedures and training. These procedures also define how products are identified during all stages of the production and shipping processes in order to prevent mix-ups. Guidelines for determining the level of traceability are defined to facilitate potential corrective actions. Traceability requirements are defined for all stages of production including raw material receiving, in-process materials, finished goods, and refurbishment. Process equipment, machines, hardware, and software are selected on the basis of their ability to consistently produce products and provide services that meet specified requirements. Selection and maintenance of process equipment is addressed in the Equipment Control procedure 016-0001.

         8.1.2  MONITORING AND MEASURING OF PRODUCTION EQUIPMENT

                Requirements for measuring and monitoring equipment to be used during production are determined in product realization planning. Procedures define how these devices, such as inspection, measuring, and test equipment, is purchased, verified, maintained and calibrated for production use. Procedures ensure test equipment is appropriately specified, maintained and calibrated on an ongoing basis to ensure it is capable of measuring within prescribed levels of accuracy and precision. Responsibilities for calibration schedules and documentation are clearly identified. Equipment is calibrated against national standards where possible.

         8.1.3  MONITORING AND MEASUREMENT OF PRODUCT AND PROCESSES

                Monitoring and measurement of product is implemented through the procedures which define inspection and testing of raw material, assemblies, and finished devices to ensure products meet specification. Results of inspection and testing are reviewed periodically to determine corrective action if required including process changes or changes to inspection procedures. Inspection sampling is generally based on ANSI Z1.4 standard. Inspection criteria are determined based on part criticality, results of previous inspections and supplier audits. Procedures for in-process and finished product testing are specific to each finished product and are generally based on 100% inspection/test, or an appropriate sampling plan. Records of inspection and/or tests are maintained with the device history record. Material that does not meet specification is


                                                                      Page 13/21


ATTACHMENT B QUALITY PLAN
                segregated and clearly identified according to the Nonconforming Material procedure 016-0007. Controls are in place to ensure that only accepted product is used during manufacturing and moved into finished goods. Any product identified as non-conforming is documented, evaluated, and dispositioned. Dispositions may include Accept As Is, Accept Not A Defect, Rework In House, Return To Supplier, or Scrap. Non-conformances are reviewed on a periodic basis to evaluate process controls and supplier performance.

                Some examples of how production processes are monitored and measured include a review of trends such as nonconforming material, CAPA, trends reviewed during the monthly manufacturing meeting, internal/external audit findings, management reviews, and/or complaints.

         8.1.4  PRODUCT RELEASE AND DELIVERY

                Products are released for delivery only after all specified production activities have been satisfactorily completed and conformity of the product as well as the Device History Record have been verified and approved.

         8.1.5  SERVICING

                Procedures and responsibilities are established to inform customers regarding the use of the product, training of Sales representatives who train customers, obtaining feedback from the market, and handling customer complaints. Suitable documentation is provided to both customer and Aspect Sales representatives in order to properly use equipment. Tech support and service technicians are adequately trained. Complaints and product failure data is analyzed and taken into consideration in developing new products. The outcome of each complaint investigation is communicated back to the customer. Replacement parts are maintained from existing inventories including spare finished devices to prevent customer downtime.

         8.1.6  LABELING

                Requirements and controls for product labels are described within the manufacturing procedures for each device.

         8.1.7  Process map Detail


                                                                      Page 14/21


ATTACHMENT B QUALITY PLAN

PRODUCTION
-----------------------------------------------------------------------------------------
  PURPOSE         To manufacture products conforming to requirements, and to service products.
-----------------------------------------------------------------------------------------
  OWNER           Production, Service, Field Sales
-----------------------------------------------------------------------------------------
  SUB-PROCESSES   -  General Workmanship Procedure 016-0009
                  -  Repair Center Process   016-0036
                  -  Service Call handling Procedure 016-0024
                  -  Product Tracking Procedure 016-0038
                  -  ESD Control Procedure 016-0020
                  -  Statistical Techniques 016-0036
                  -  Inspection and Test Status Procedure 016-0032
                  -  Product ID and Traceability 016-0028
                  -  Quality Record Matrix 015-0010
                  -  Control of Nonconforming Product 016-0007
-----------------------------------------------------------------------------------------
  MONITOR AND         NCMR metrics, Service metrics, In-process and finished goods quality
  MEASURED BY         metrics, Technical and customer service metrics, Internal and external audits
-----------------------------------------------------------------------------------------


ATTACHMENT B QUALITY PLAN                                            Page 15/21

9.0 HANDLING, STORAGE, PACKAGING AND DELIVERY

         9.1.1 Aspect maintains procedures to ensure that finished products are packaged, handled, and stored so as to assure the integrity of the product.

         9.1.2 Procedures are in place to prevent product mix-up or damage. Product is stored according to specified requirements. Finished product is packed in validated shipping containers that adequately protect the product during routine shipping and handling. Controls are in place to ensure finished device labeling is reviewed prior to use.

         9.1.3 Designated and identified storage areas are used to store raw, in process and finished materials. Controls are in place to ensure only approved materials are moved to finished goods. Appropriate environmental parameters have been established to prevent deterioration and degradation of material or product.

         9.1.4 Finished product is shipped via commercial carrier to customer destination. Controls have been implemented to prevent out-


DISTRIBUTION AND SHIPPING
--------------------------------------------------------------------------------
PURPOSE                          To dispatch finished products, deliver them
                                 to customers, and control distribution
--------------------------------------------------------------------------------
OWNER                            Shipping
--------------------------------------------------------------------------------
SUB-PROCESSES                    - Handling, Storage, Packing, and Delivery
                                   Procedure 016-0035
                                 - Hardware Packaging Center Process 016-0049
                                 - Restricted Distribution process 005-0041
--------------------------------------------------------------------------------
MONITORED AND                    Shipping metrics (on-time), equipment tracking
MEASURED BY                      metric, order and fulfillment metrics,
                                 internal and external metrics

                dating. Specific methods and instructions for handling materials and product are defined in the relevant instruction and procedures.

         9.1.5  Process Map Detail



ATTACHMENT B QUALITY PLAN                                             Page 16/21

10.0 MEASUREMENT, ANALYSIS, AND IMPROVEMENT

   - The conformity and effectiveness of the Quality Management System are monitored by a variety of approaches and techniques. These include the internal audit program as well as monitoring trends from the Corrective and Preventive action system, the Nonconforming material program, and the Customer Feedback System.

   - Results of these activities are reported to top management to identify opportunities for improvement and to ensure that customer and regulatory requirements are being met. Actions necessary to address actual or potential problems and to improve the Quality Management System are implemented through corrective and preventive actions and through quality objectives.

11 INTERNAL QUALITY AUDITS

         11.1.1 Internal quality audits are performed by the Regulatory Affairs
                (RA) and Quality Assurance (QA) departments, as well as other individuals in other appropriate departments of the company. Areas, departments or systems can be audited by an individual designated by RA, or by an audit team made up of individuals from RA, QA and/or other departments, as determined by RA. Members of the team are chosen based on their organizational independence of the area being audited, technical expertise, and knowledge of applicable regulations.

         11.1.2 Internal audits can also be performed by external qualified consultants, individuals, or firms. Any identified discrepancies are reported to senior level staff as well as the department being audited. Corrective and/or preventive actions are addressed and implemented by the affected department and reported to senior staff. The corrective and/or preventive action is tracked by the auditor.

         11.1.3 Regulatory Affairs is responsible for developing and maintaining an audit schedule, which covers areas under the scope of FDA QSR, ISO 13485, MDD, EPN/OSHA, Canada MDR, and Clinical regulations.

   11.2  CORRECTIVE AND PREVENTIVE ACTION

         11.2.1 Aspect Medical Systems is committed to an operating philosophy that assures that all Aspect products are reliable, safe and effective. Meetings are held at all levels, including the Senior Management level, to assess product trends, problems, and the effectiveness of


ATTACHMENT B QUALITY PLAN                                             Page 17/21
                corrective and preventive actions.

         11.2.2 Customer feedback regarding the performance of our products is objectively reviewed and all reported deficiencies are investigated. Complaints are analyzed and reported to Management on at least a quarterly basis. Likewise, positive customer feedback is also reported. Complaints, as appropriate, are investigated, and, where possible, root cause of the complaint is identified.

         11.2.3 When product problems are discovered, appropriate corrective action is undertaken according to established procedures to assure patient safety and compliance with all applicable regulations. In addition, some communications may be undertaken to provide important information or to update our customers, or to update software to a current revision.

         11.2.4 The tracking of parameters that relate to manufacturing, such as yields and inspection results at incoming and final, is integral to the improvement of our products, as well as a useful tool in assisting with preventive and corrective action. This information, coupled with product improvements often based on customer feedback, also assists Aspect in achieving our goal of improved clinical outcomes.

   11.3  NONCONFORMING MATERIAL

         11.3.1 Material that does not meet specification is segregated and clearly identified. Controls are in place to ensure that only accepted product is used during manufacturing and moved into finished goods. Any product identified as non-conforming is documented, evaluated, and dispositioned. Dispositions may include Accept As Is, Accept Not A Defect, Rework In House, Return To Supplier, or Scrap. Non-conformances are reviewed on a periodic basis to evaluate process controls and supplier performance.

   11.4  CUSTOMER FEEDBACK

         11.4.1 As one of the measurements of the performance of the Quality Management System, Aspect monitors information related to whether the organization has met customer requirements through the Customer Feedback procedure 016-0063. This procedure describes the sources from which customer feedback is obtained. Customer feedback provides an early warning of quality problems and is an input into the corrective and preventive action processes.

   11.5  STATISTICAL TECHNIQUES


                                                                      Page 18/21



ATTACHMENT B QUALITY PLAN

         11.5.1 Aspect employs a variety of statistical techniques to provide quantitative measures of product and process quality. Where appropriate, these techniques are based on national or industry standards. Techniques such as process capability studies, statistical process control, design of experiments (DOE), pareto charting, yield analysis, and statistical sampling plans are used to assess and quantify key product and process trends and customer satisfaction.

         11.5.2 Statistical techniques are employed, where appropriate, in incoming and in-process inspection. Field quality is monitored using pareto and run charting. Statistical techniques are used to identify major causes of product problems and determine corrective action.

         11.5.3 Engineering uses statistical techniques where appropriate in such areas as design verification, validation and qualification. Manufacturing uses statistical techniques to qualify and validate processes and equipment.


                                                                      Page 19/21


ATTACHMENT B QUALITY PLAN

   11.6 Analysis of data

   11.6 Data derived from monitoring and measuring activities at Aspect are complied and analyzed quarterly in the Quarterly Quality Systems Report 016-0041. The data included in the report represents all functional areas within the company. This report is used to demonstrate the suitability and effectiveness of the Quality Management System and to evaluate if improvement of the effectiveness of the Quality Management System can be made.

  11.7   Process Map Detail


MONITORING AND MEASUREMENT OF PRODUCTS
----------------------------------------------------------------------------------------------
 PURPOSE          To verify conformity of products (in-process and final)
----------------------------------------------------------------------------------------------
 OWNER            Quality and Production
----------------------------------------------------------------------------------------------
 SUB-PROCESSES      -  Control of Nonconforming Product 016-0007
                    -  Product ID and Traceability 016-0028
                    -  Quality Assurance Audit 016-0015
                    -  Corrective Preventive Action 005-0022
                    -  Statistical Techniques 016-0033
----------------------------------------------------------------------------------------------
 MONITOR AND      NCMR metrics, CPAR metrics, internal and external audit reports, in-process
 MEASURED BY      and finished goods quality metrics
----------------------------------------------------------------------------------------------


MONITORING AND MEASUREMENT OF THE QUALITY MANAGEMENT SYSTEM
----------------------------------------------------------------------------------------------
 PURPOSE          To verify conformity of the Quality Management System, and to evaluate its effectiveness and efficiency
----------------------------------------------------------------------------------------------
 OWNER            All departments (Coordinated by Quality Systems)
----------------------------------------------------------------------------------------------
 SUB-PROCESSES      -  Quality Manual 016-0039
                    -  Quarterly Quality Report 016-0041
                    -  Quality Assurance Audit  016-0015
                    -  Corrective Preventive Action  005-0022
----------------------------------------------------------------------------------------------
 MONITOR AND      Management reviews, quarterly quality report, Internal and external audit
 MEASURED BY      reports
----------------------------------------------------------------------------------------------


MONITORING CUSTOMER FEEDBACK
----------------------------------------------------------------------------------------------
PURPOSE           To process customer feedback and complaints
----------------------------------------------------------------------------------------------
OWNER             Quality Systems, Customer/Technical Service, Marketing/Sales
----------------------------------------------------------------------------------------------
SUB-PROCESS         -  Customer Feedback procedure 016-0063
                    -  Complaint Handling Procedure 016-0013
                    -  Field Remedial Action procedure 016-0017
                    -  MDR procedure 016-0018
                    -  Vigilance Reporting 016-0053
                    -  Canadian Adverse Event Reporting 016-0056


ATTACHMENT B QUALITY PLAN                                             Page 20/21

                    -  Corrective Preventive Action 005-0022
                    -  Procedure to comply with the MDD 015-0009
                    -  Procedure to Comply with the CMDR 015-0011
----------------------------------------------------------------------------------------------
 MONITOR AND      Metrics in quality report, trade journals, surveys, refer to customer feedback
 MEASURED BY      SOP appendix
----------------------------------------------------------------------------------------------

ATTACHMENT B QUALITY PLAN                                             Page 21/21

                                  ATTACHMENT C
                          QUALITY SYSTEM CERTIFICATIONS

Seller maintains the following quality system certifications. Certifications are attached to this document.

                                                                             RECERTIFICATION/
CERTIFICATION                             CERTIFYING BODY    ISSUANCE DATE    EXPIRATION DATE
-------------                             ---------------   --------------   ----------------
ISO 13485 : 1996                                TUV          July 2, 2003     March 31, 2006
EC Certification                                TUV         April 28, 2004    April 21, 2008
Full Quality Assurance System
Annex II, section 3 of the Directive
93/42/EEC on Medical Devices
ISO 13485 : 1996                                TUV         April 22, 2003      March 2006
ISO 9001 : 1994
Certificate to Foreign Government               FDA         March 20, 2004    March 20, 2006

                                  ATTACHMENT D
                                PRODUCT SCHEDULE

A) BIS/EEG MODULE KIT:

     i) List price for BIS/EEG Module Kit: $[**] (includes $[**] for components and $[**] for BIS license)

          Volume discounts:

QUANTITY PER YEAR   MODULE PRICE   DSC-XP PRICE   LICENSE PRICE   TOTAL PRICE   DISCOUNT
-----------------   ------------   ------------   -------------   -----------   --------
      [**]              $[**]          $[**]          $[**]          $[**]        [**]
      [**]              $[**]          $[**]          $[**]          $[**]        [**]%
      [**]              $[**]          $[**]          $[**]          $[**]        [**]%

          Buyer will be responsible for providing Seller with documentation, on a monthly basis, of the total number of BIS/EEG Module Kits installed, the locations of such BIS/EEG Module Kits and the dates of installation.

     ii)  Lead time for the BIS/EEG Module Kit is 10 weeks.

     iii) The BIS/EEG Module Kit is a non-exclusive product, available for sale and distribution world-wide.

     iv) Regulatory clearances for integration into patient monitoring system to be completed by Buyer. Seller has received 510(k) for the BIS/EEG Module Kit (K002837).

B) BISX SYSTEM:

     i)   List price for the BISx System: $[**] (inclusive of license)

          Volume discounts:

QUANTITY PER YEAR   BISX SYSTEM PRICE   DISCOUNT
-----------------   -----------------   --------
      [**]                $[**]           [**]
      [**]                $[**]           [**]%
      [**]                $[**]           [**]%

          Buyer will be responsible for providing Seller with documentation, on a monthly basis, of the total number of BISx Systems installed, the locations of such BISx Systems and the dates of installation.

     ii)  Lead time for the BISx System is 10 weeks.

     iii) The BISx System is a non-exclusive product, available for sale and distribution world-wide.

     iv) Regulatory clearances for integration into patient monitoring system to be completed by Buyer. Seller has received 510(k) for the BISx System (K040183).

C) BIS SENSOR

     i)   List price for the Aspect BIS Sensor: $[**]

          Volume discounts:

SENSOR PURCHASE VOLUMES   BIS SENSOR PRICE
-----------------------   ----------------
          [**]                  $[**]
          [**]                  $[**]
          [**]                  $[**]
          [**]                  $[**]

          Pricing is valid for all disposable BIS Sensors, which includes the BIS Quatro Sensor, the BIS Extend Sensor and BIS Pediatric Sensor.

     ii)  Lead time for disposable BIS Sensor is 4 weeks.

     ii) The BIS Sensors are non-exclusive non-US products, available for sale and distribution outside of the United States only.

     iii) Regulatory clearances and 510(k) numbers for the BIS Sensors: K002734, K041670

     iv)  Warranty on BIS Sensor is [**] months from date of manufacture.

D) CUSTOM SENSOR

     i)   List price for the Custom Sensor: $[**]

          Volume discounts:

SENSOR PURCHASE VOLUMES   BIS SENSOR PRICE
-----------------------   ----------------
          [**]                  $[**]
          [**]                  $[**]
          [**]                  $[**]
          [**]                  $[**]

     ii)  Lead time for the Custom Sensor is 4 weeks.

     iii) The Custom Sensor is an Exclusive product.

     iv)  Regulatory clearances and 510(k) numbers maintained by Buyer.

     v)   Warranty on the Custom Sensor is [**] months from date of manufacture.

E) SPARE PARTS/ACCESSORY PRICES

   ORDERABLE PARTS/PRODUCTS       ASPECT LIST PRICE (US$)   GE PRICE (US$)
---------------------------       -----------------------   --------------
DSC-XP (replacement)                       $[**]                 $[**]
BIS Engine PCB (replacement)(A)            $[**]                 $[**]
Sensor Cable (replacement)                 $[**]                 $[**]
DSC-4 (replacement)                        $[**]                 $[**]
User Manual                                $[**]                 $[**]

     Note A: assumes imputed BIS license fee of $[**] per unit for BIS Engine
     PCB

     These are non-exclusive products, available world-wide.

F) CALCULATION OF VOLUME DISCOUNT:

     For the purpose of calculating the volume discount for a given calendar year, all BIS/EEG Module Kits, BISx Systems, BIS Sensors and Custom Sensors shipped during that calendar year (excluding Products that are provided free of charge) will be included in the total volume discount calculation. For the purposes of calculating the volume discounts, purchases in the same year under different contracts and through different legal entities shall be aggregated.

     The initial pricing for a given calendar year is based on the total volume of BIS/EEG Module Kits, BISx Systems, BIS Sensor and Custom Sensors purchased in the prior calendar year. Buyer will maintain the previous year pricing as long as they purchase a [**]% of the volumes levels required for that pricing. For example, if [**] BIS/EEG Module Kits were purchased in year 1, the initial volume pricing level for year 2 will be the [**] unit level. If in year 2, [**] BIS/EEG Module Kits were purchased, Buyer would again qualify for the [**] volume pricing level in year 3 since [**]% of the required [**] units (or minimum of [**] units) were purchased in year 2.

If a higher volume level of BIS/EEG Module Kits, BISx Systems, BIS Sensors and Custom Sensors is achieved during a given calendar year, the price on purchases made after achieving the higher volume level will reflect the price associated with the appropriate volume level achieved. All price adjustments are proactive and no credit will apply retroactively to units purchased prior to achieving the volume break point. For example, if midway through year 1, 1,000 BIS/EEG Module Kits are purchased, the price on 1,001st Aspect BIS/EEG Module Kit will reflect the next volume break. Achieving this higher volume level will also reduce the initial pricing for the following year.

G) CURRENCY

United States Dollars

H) AUTHORIZED COUNTRIES:

The Products have all regulatory and other required approvals and certifications for sale and use in the following countries, and Seller complies with all laws applicable to the manufacture, importation, sale, distribution and use of the Products in the following countries:

 ALGERIA       CZECH REPUBLIC        INDIA         NIGERIA        SOUTH AFRICA
Argentina         DENMARK             Iran      North Ireland        SPAIN
AUSTRALIA    Dominican Republic     IRELAND         NORWAY         Sri Lanka
 AUSTRIA           Egypt             Israel        Pakistan     Sultane of Oman
 BAHRAIN        El Salvador          ITALY          PANAMA           SWEDEN
 BELGIUM          ESTONIA                          Paraguay        SWITZERLAND
 BELGUIM          FINLAND            Jordan          Peru        TAIWAN R.O.C.
  Brazil           FRANCE            Korea          POLAND          Thailand
 Bulgaria         GERMANY            KUWAIT        Portugal     The Netherlands
  CANADA           Greece           Lebanon      Puerto Rico         Turkey
  Chile          GUATEMALA         Lithuania        Russia           U.A.E.
  China          Hong Kong          MALAYSIA     Saudi Arabia       Uraguay
 Colombia         HUNGARY            Mexico        Scotland      UNITED KINGDOM
COSTA RICA        ICELAND         NETHERLANDS     Singapore      United States
 Croatia          IDONESIA        New Zealand      SLOVENIA        Venezuela

                                  Attachment E


                            [intentionally omitted]

                                                                    ATTACHMENT F

                                  GE HEALTHCARE
                          STANDARD TERMS AND CONDITIONS

CONTRACT FORMATION

These Terms and Conditions, the provisions of any document referring to these Terms and Conditions, any attachments thereto, and any samples, drawings or specifications referred to therein, shall collectively constitute the "Purchase Order". This Purchase Order shall constitute our offer to purchase from you the products and services ordered ("Products"). We may revoke this offer at any time before your acceptance. Upon acceptance, you agree to sell and deliver Products to us in accordance with this Purchase Order. You shall be deemed to have accepted this offer by sending us a written acknowledgment, by delivering any Product ordered, or by commencement of work on Products to be specially manufactured for us.

BOTH PARTIES HEREBY OBJECT TO AND REJECT THE PROVISIONS OF ANY ACKNOWLEDGMENT, ORDER ACCEPTANCE, INVOICE OR PURCHASE ORDER WHICH ARE INCONSISTENT WITH OR IN ADDITION TO THE PROVISIONS OF THIS PURCHASE ORDER OR THE PURCHASE AGREEMENT ENTERED INTO BETWEEN THE PARTIES.

COMMERCIAL TERMS

Price. Prices for Products are not subject to increase except as may be permitted below under "Changes". Price covers the net weight of material, and no extra charges of any kind (including charges for containers, insurance, packing, crating, storage, handling or cartage) will be allowed. Unless prohibited by law, you will separately indicate on your invoice any tax that is required to be imposed on the sale of Products.

Transportation. Unless otherwise specified or unless you are considered to be an "indirect" supplier of ours, you agree to ship Products to us using our designated carrier with transportation charges billed directly to us by the carrier. We will not pay premium transportation charges unless authorized by us in writing. If you ship Products by an unauthorized method or carrier, you will pay any resulting increased freight costs. You will release rail or truck shipments at the lowest valuation permitted and, to the extent not prohibited by law, will not declare value on Products shipped.

Title and Risk of Loss. Title and risk of loss will pass to us when the Products are delivered to our designated carrier.

Shipments. You agree to make shipments in the quantities and at the times specified in this Purchase Order. Each shipment shall include a packing list which contains the Purchase Order number, product identification, quantity shipped, date of shipment and such other reasonable information as we may require. In the event any shipment is not made on the date and in the quantity set forth on the Purchase Order (if adequate lead time is provided as defined in the Purchase Agreement), or if applicable, the Purchase Order is shipped without an approved/transacted Advance Shipment Notice, we may: (i) return to you some or all of the Products in the shipment at your risk and expense, including without limitation warehouse or handling cost; (ii) direct you to make an expedited shipment of additional or replacement Products, with the difference in cost between any expedited routing and the Purchase Order routing to be paid by you. You agree to notify us immediately if you ever have reason to believe that any Product will not be delivered as ordered, or a shipment will not be made as scheduled.

Inspection And Rejection. Products are subject to our right of inspection and rejection. Our making of any payment to you does not constitute our acceptance of Products and we reserve our rights with respect to defects in Products. You agree to provide and maintain inspection and process control systems attached as Attachment B to the Purchase Agreement with respect to the manufacture of Products, and you agree to keep and make available complete records of all of your inspection work and process control work for seven (7) years from the date of the last shipment of the applicable Product. We may inspect the Products at any place of manufacture during production without waiving our right subsequently to reject or revoke acceptance for undiscovered or latent defects. You agree to furnish, without charge, facilities and assistance reasonably necessary to ensure the safety and convenience of our personnel. Our failure to inspect and accept or reject Products will not relieve you from any of your obligations. If any Products are found at any time not to conform with the requirements of the Purchase Order, or to be defective in design, material or workmanship, we may, at your expense, require you to inspect the Products, and at your option remove, repair and/or replace non-conforming Products with conforming Products. These rights are in addition to any other rights that we may have under the Purchase Order or applicable law.

Warranty. You represent and warrant for the applicable period set forth in the Purchase Agreement that the Products will: (i) be owned by you and free of all liens, claims or encumbrances; (ii) conform strictly to all express specifications; (iii) be new unless a refurbished product is explicitly ordered; and (iv) be free from defects in title, design (except for the portion of the design of the Custom Sensor provided by us), material and workmanship, whether latent or otherwise. You represent and warrant that any service you may provide will be performed by trained professionals in a professional, workman-like manner. You agree that these warranties: (x) survive the inspection, acceptance and use of the Products by us and our customers; (y) are for the benefit of us and our successors and assigns; and (z) are in lieu of all other warranties and remedies which are provided by law. You agree to extend us any warranties received from your suppliers to the extent you have the right to do so.

Indemnification. You agree to defend, indemnify and hold us and our Affiliates, distributors, subdistributors, field organizations, channel partners and customers harmless from and against any and all third party claims for infringement of intellectual property by the Products, and pay all damages to such third party (whether direct or indirect, incidental or consequential) and expenses (including court costs and attorneys' fees) provided that we promptly notify you of any such claim, suit or proceeding, give you the right to control the defense and settlement of such claim and assist you (at your expense) in the defense of the same; provided, however, that in no event shall you without prior written consent of us, settle any such claim or consent to the entry of any judgment against us: (a) that contains any admission by or finding against an indemnified party, (b) that includes any relief to the claimant to be provided by an indemnified party other than monetary relief to be paid in full by you, or
(c) that does not include as a unconditional term thereof the giving by the plaintiff or claimant to such indemnified party a release from all liability in respect of such claim. Notwithstanding anything to the contrary in this Section, you shall have no obligation to indemnify us for any claim of intellectual property infringement to the extent such claim is based on: (i) the combination of Products with other products not supplied by you (provided, however, that this exception shall not apply to claims based on combinations specified by you or reasonably intended by you for the use of the Products (e.g., the Products are reasonably intended to be used in combination with certain of our patient monitor)); (ii) modifications of the Products not made by you;; (iii) a design made by us; or (iv) your conformance with our written instructions or specifications. Should any product or service provided by you become or, in your opinion, be likely to become the subject of an injunction preventing its use as contemplated herein, you may, at your option, (1) procure for the us the right to continue using such product or service, (2) replace or modify such product or service so that they become non-infringing, or, if (1) and (2) are not reasonably available to you, then (3) terminate our right to use the allegedly infringing product or service and refund to us the amount which we has paid to you for such product or service, depreciated on a straight line basis over a five year period.

Each party agrees to defend, indemnify and hold the other party and its Affiliates, distributors, subdistributors, field organizations, channel partners and customers harmless from and against any and all third party claims (including without limitation claims for breach of contract, death or injury to a person or injury to property, or other tort claims, but specifically excluding infringement of intellectual property), liabilities, damages (whether direct or indirect, incidental or consequential) and expenses (including court costs and attorneys' fees) arising out of or relating to the breach of any covenant, representation or warranty contained in this Purchase Order or the Purchase Agreement, or from any act or omission of the indemnifying party or its agents, employees or subcontractors; in all cases provided that the indemnified party promptly notifies the indemnifying party of such claim, suit or proceeding, gives the indemnifying party control over the defense and settlement of such claim, and reasonably assists the indemnifying party (at its expense) in the defense of the same; provided, however, that in no event shall the indemnifying party without prior written consent of the indemnified party, settle any such claim or consent to the entry of any judgment against us: (a) that contains any admission by or finding against an indemnified party, (b) that includes any relief to the claimant to be provided by an indemnified party other than monetary relief to be paid in full by the indemnifying party, or (c) that does not include as a unconditional term thereof the giving by the plaintiff or claimant to such indemnified party a release from all liability in respect of such claim.

COMPLIANCE

Each party shall fully comply with all applicable laws and regulations of the competent jurisdiction in the territories in which we have mutually agreed that we will sell the Products, including, without limitation, those prohibiting bribery or similar payments or practices, and those related to environmental protection, health and safety, and minority owned businesses, specifically including, 48 C.F.R. Sections 52.219-8 and 52.219-9. You further represent, warrant, certify and covenant that: (i) you and your suppliers will not use child, forced or prison labor, the labor of persons in violation of the minimum working age in the country of manufacture, or labor in violation of minimum wage, hour of service, or overtime laws in the country of manufacture or in any jurisdiction in which services are provided under this Purchase Order in connection with the manufacture and supply of Products (ii) you and your employees will not offer gifts, bribes, kickbacks, free travel or other cash or non-cash incentives to our employees; (iii) you and your suppliers are in full compliance with the Immigration Reform Control Act of 1986, as amended, including compliance with the Immigration and Naturalization Services' I-9 regulations, and ( iv) your delivery of Products constitutes your certification that you have complied with all applicable requirements. You will provide us all information necessary to enable us to comply with the laws and regulations applicable to our use of Products.

You further represent, warrant, certify and covenant that you will take appropriate actions to provide a safe and healthy workplace and to protect local environmental quality in all of your activities related to this Purchase Order and the Purchase Agreement.

You further represent, warrant, certify and covenant that each chemical substance constituting or contained in goods sold or otherwise transferred to GE hereunder is on the list of chemical substances compiled and published by (a) the Administrator of the Environmental Protection Agency pursuant to: the Toxic Substances Control Act (15 USC Section 2601 et seq.) as amended; or (b) the European Inventory of Existing Commercial Chemical Substances (EINECS) or the European List of Notified Chemical Substances (ELINCS); or (c) any applicable equivalent lists in any other jurisdictions contained in Attachment D attached to the Purchase Agreement.

You further represent, warrant, certify and covenant that none of the goods supplied under this Purchase Order contains any: (a) lead, mercury, cadmium, hexavalent chromium, polybrominated biphenyls (PBB), polybrominated diphenyl ethers (PBDE) or any other hazardous substances at such time as, and to the extent, the use of which is restricted under EU Directive 2002/95/EC (27 January
2003)(RoHS Directive for medical devices), as amended; (b) arsenic, asbestos, benzene, polychlorinated biphenyls (PCBs), or carbon tetrachloride; (c) any chemical restricted under the Montreal Protocol on ozone-depleting substances; or (d) any other chemical the use of which is restricted in any other jurisdictions to which we inform you the goods are likely to be shipped; unless we expressly agree otherwise in writing as an addendum to this Purchase Order.

You further represent, warrant, certify, and covenant that except as specifically listed by you in Attachment D to the Purchase Agreement or a separate document attached to this Purchase Order, none of the Products supplied under this Purchase Order are "electrical or electronic equipment" under EU Directive 2002/96/EC (27 January 2003)(WEEE Directive), as amended.

Unless exempt, you will comply with the equal opportunity clause in 41 CFR 60-1.4; the affirmative action clause regarding disabled veterans and veterans of the Vietnam Era in 41 CFR 60-250.4; the affirmative action clause regarding handicapped workers in 41 CFR 60-741.4; any other provisions required by the

Office of Federal Contract Compliance Programs as set forth in 41 CFR Chapter 60 the clauses relating to small businesses, small disadvantaged businesses and women-owned small businesses in 48 CFR 52.219-9 and 52.219-13; Executive Order 11141 concerning age discrimination; and any other applicable Executive Orders.

If any goods or other materials sold or otherwise transferred to us hereunder contain hazardous materials, you shall provide all relevant information required pursuant to applicable requirements, such as the: (a) Occupational Safety and Health Act (OSHA) regulations 29 CFR 1910.1200, including a completed Material Safety Data Sheet (OSHA Form 20) and mandated labeling information; or (b) similar EU MSDS/labeling requirements; or (c) any similar requirements in any other jurisdictions contained in the Attachment D to the Purchase Agreement.

For any Products specifically listed in a separate document attached to this Purchase Order as "electrical or electronic equipment" covered by the WEEE Directive as amended, you agree to assume responsibility for taking back those Products in the future and treating or otherwise managing them in accordance with the requirements of the Directive and applicable national implementing legislation. No additional charge will be sought by you and no additional payments will be due from us for your agreement to undertake these responsibilities except to the extent that additional charges are permitted by applicable implementing legislation. You also agree to take back as of the date of this Purchase Order the used goods currently owned by us, up to the number of new units being purchased by us, or to arrange with a third party to do so in accordance with all applicable requirements.

As applicable and without limiting the generality of the foregoing, you represent, warrant, certify and covenant that the Products and their manufacture will comply with applicable medical device laws and regulations, including without limitation good manufacturing practices as set forth in 21 CFR Part 820.

You further represent, warrant, certify and covenant that you have established an effective program to ensure that the activities of any suppliers you utilize to provide any goods or services that will be incorporated into the goods supplied under this Purchase Order will be conducted in conformance with the above-stated warranties and representations.

From time to time, at our request, you shall provide confirmation to us relating to any applicable legal requirements or to update any of the representations, warranties, certifications or covenants contained in this Purchase Order, such confirmation to be in form and substance reasonably satisfactory to us.

CRISIS MANAGEMENT

Communications. You must maintain the ability to contact us during normal business hours in order to communicate and manage crisis situations that threaten to or interrupt the Supply Chain. Likewise, you must be available if we wish to contact you during normal business hours. Means of communication may include, but are not limited to, phone, mobile phone or pager and interaction via email and the Internet.

OTHER TERMS

Country of Origin. At our request, you will state the country of origin on products, packaging or your invoices, and provide acceptable documentation establishing the country of origin, including without limitation, certifications of origin for Products subject to the NAFTA preferential duty provisions.

Customs-Trade Partnership Against Terrorism. You agree that you will review the requirements of the Customs-Trade Partnership Against Terrorism ("C-TPAT") for Warehouses and Manufacturers, Licensed Customs Brokers, Air Carriers, Sea Carriers, Air Freight Consolidators, Ocean Transportation Intermediaries and NVOCC's, and Rail Carriers, as applicable, and that, if applicable, within ninety (90) days you will develop and implement a plan to enhance security procedures ("Security Improvement Plan") in accordance with the recommendations of the United States Customs Service, as outlined in http://www.customs.gov/xp/cgov/import/commercial_enforcement/ctpat/, including such modifications as may on occasion be prescribed by the United States Customs Service or by us. You agree that you will make reasonable efforts to become a member of C-TPAT in a timely manner if you are eligible to do so.

Within ninety (90) days of becoming subject to C-TPAT, you shall:

     (a) certify to us in writing that you have completed your written Security Improvement Plan and that you have put these procedures into place;

     (b) upon our request, provide a written copy of the Security Improvement Plan;

     (c) maintain in a single location all manuals, reports and other records related to the Security Improvement Plan;

     (d) identify an individual contact (name, title, location and e-mail/telephone/fax numbers) responsible for your facility, personnel, and shipment security measures; and

     (e) inform us of your C-TPAT membership status and your anticipated schedule for participation in C-TPAT.

Where you do not exercise control of manufacturing or transportation of goods destined for delivery to us or our customers in the United States, you agree to communicate C-TPAT security recommendations to your suppliers and transportation providers and to condition your relationship to those entities on their implementation of such recommendations.

Upon advance notice by us to you and during your normal business hours, you shall make your facility available for inspection by our representatives for the purpose of reviewing your compliance with the security recommendations of the United States Customs Service and with your written Security Improvement Plan. Each party shall bear its own costs in relation to such inspection and review. All other costs associated with development and implementation of your Security Improvement Plan and C-TPAT membership will be borne by you.

Offset Credit. You warrant that all offset/industrial participation credit value that may result from this Purchase Order can be applied to current or future offset/industrial participation programs and shall be our sole property. You agree to assist us in obtaining such credits.

Audit Rights. At our request, you will allow us (directly or through third parties) to audit and to copy, if applicable, at your expense, any documents you have relating to the performance of your obligations under this Purchase Order or other applicable legal requirements. Additionally, at our request, you will allow us (directly or through third parties) reasonable access to the sites where the work under this Purchase Order is being performed in order to assess
(1) work quality, (2) conformance to our specifications, and (3) conformance with your representations, warranties, certifications and covenants under this Purchase Order.

Intellectual Property. No rights are granted to you under any of our patents, copyrights, trade secrets or other property rights except as may be expressly agreed to by us.

Work on Our Premises. If you work on our premises or the premises of our customer, you will comply with any applicable site rules and regulations. Except to the extent a claim is due to our negligence or our customer's negligence, you will indemnify us and the customer from any claim which may result in any way from any act or omission of you or your agents, employees or subcontractors while on our premises or the premises of our customer.

Insurance. You agree to maintain such public liability insurance (including without limitation workers compensation, employer's liability, comprehensive general liability, product liability and property damage insurance) as will adequately protect us in the event of any liability arising under this Purchase Order and, upon our request, you will provide us with evidence of such insurance.

Dispute Resolution. Any dispute, controversy or claim relating to this Agreement (a "Dispute") will be resolved first through good faith negotiations between the parties. If the parties are unable to resolve the Dispute, either party may submit the Dispute for resolution by mediation pursuant to the Center for Public Resources Model Procedure for Mediation of Business Disputes as then in effect. The mediation shall be conducted in New York City. Mediation will continue for at least thirty (30) days unless the mediator chooses to withdraw sooner. At the request of either party, the mediator will be asked to provide an evaluation of the Dispute and the parties' relative positions. Each party shall bear its own costs of mediation effort. If the Dispute cannot be resolved through mediation, either party may submit the Dispute to the office of the American Arbitration Association ("AAA") in New York City for binding arbitration in accordance with the AAA's Commercial Arbitration Rules then in effect, as amended by this Agreement. The law applicable to the arbitration, including the administration and enforcement thereof, is the Federal Arbitration Act, 9 U.S.C. Sections 1-16, as amended from time to time. The cost of the arbitration, including the fees and expenses of the arbitrator(s), will be shared equally by the parties, with each party paying its own attorneys' fees. The arbitrator will have the authority to apportion liability between the parties, but will not have the authority to award any damages or remedies not available under the express terms this Agreement. The arbitration award will be presented to the parties in writing, and upon the request of either party, will include findings of fact and conclusions of law. The award may be confirmed and enforced in any court of competent jurisdiction. Any post-award proceedings will be governed by the Federal Arbitration Act. Nothing in this section shall preclude either party from seeking interim equitable relief in the form of a TRO or preliminary injunction. A request by a party of a court for interim equitable relief shall not be deemed a waiver of the obligation to arbitrate hereunder. THE PARTIES EXPRESSLY WAIVE AND FOREGO ANY RIGHT TO TRIAL BY JURY.

Governing Law. The parties expressly acknowledge that the laws of the state of New York, except its conflict of law rules, will govern the relationship between the parties.

Remedies. The rights and remedies herein are cumulative and in addition to all other rights and remedies available at law or in equity.

Waiver and Invalidity. Any waiver or renunciation of a claim or right arising out of breach must be in writing and signed by the injured party. Any failure to enforce any provision of the Purchase Order may not be construed as a waiver of such provision or any other provision nor of the right to enforce such provision. The invalidity, in whole or in part, of any provision hereof shall not affect the remainder of the provisions.

Independent Contractor. You will be considered an independent contractor for all purposes, and shall not be deemed to be our agent, employee or subcontractor under any circumstance.

Headings. The headings on these Terms and Conditions are for convenience only and may not be used in the interpretation thereof.

                                  Attachment G

                            [intentionally omitted]

                                  Attachment H

ELECTRONIC SIGNATURE INFORMATION

NAME         DOC0053537

REVISION     1

TYPE         Quality Manual Document

TITLE        7.4.2-02GQP

ORIGINATOR   212009220_virgil_t_hardin

NAME                REASON FOR CHANGE                                                 FILE SIZE (BYTES)
----                -----------------                                                 -----------------
742-02GQP_R01.DOC   Initial load of document. Signatures captured on paper in file.   64512

ROUTE       SIGNER                      STATUS    COMMENTS   COMPLETION DATE
-----       ------                      ------    --------   ---------------
R-0022631   212009220_virgil_t_hardin   Approve              7/16/2004 6:51:17 AM

*    Printed versions are For Reference Only *

            BEFORE USING THIS DOCUMENT, ASSURE IT IS THE LATEST REVISION.
            See the Quality Systems Web page for current revision. http://3.231.180.180/cgi_bin/mfg/manuf/qualityprocedures1.pl?pm=LIST
            If you need assistance consult with your Mfg. Quality Representative

(GE LOGO)

GLOBAL SOURCING PROCEDURES
GE MEDICAL SYSTEMS

TITLE: SUPPLIER CHANGE NOTICE CONTROL                  PROCEDURE NO: 7.4.2-02GQP

OWNER: GSC EHS AND QUALITY COMPLIANCE MANAGER          PAGE 1 OF 4

DATE ISSUED: 5/2004                                    DUE FOR REVIEW: 5/2006

I. SCOPE

     The purpose of this document is to define the criteria for initiating a Supplier Change Notice and the processes to be used to communicate and implement these change notices within GEMS and with the suppliers.

II. REFERENCES

     3.0.0-01GQP Terms and Definitions

     7.4.2-02F Supplier Internal Transfer Risk Assessment Tool

III. RESPONSIBILITIES

     A. Supplier Quality or equivalent is responsible for the following:

          1. Act as the focal point for all generated SCN's; Supplier or GEMS generated.

          2. Assure SCN clarity, correct change categorization, and provide initial technical screening upon receipt.

          3. Utilize the SCN Support Central process (SCN number assigned by Support Central).

          4. Drive the completion of SCN's via interface with modality point of contact.

          5.   Close the SCN upon completion.

          6.   Notify Supplier of SCN decision (Accept/Reject).

          7.   Ensure the master copy of the SCN is maintained in Support
               Central.

     B. Manufacturing Process Engineer or equivalent is responsible for the following:

          1. Provide the manufacturing quality evaluation for the proposed change.

          2. Provide leadership in review of requested change to insure process compatibility.

          3.   Respond to the SCN request in a timely fashion.

          4. Consult with Engineering and other technical resources to determine required action.

          5. Provide rework instruction for Manufacturing in the event of needed floor action.

          6. Track SCN implementation at GEMS when a change requires manufacturing action.

               Communicate change requirement to Production Planning.

     C.   Engineering is responsible for the following:

          1. Provide technical evaluation of SCN requests. Consult with other modalities or P & L's in the event of multi-modality or P & L use to determine impact and required action.

          2. Act as the modality point-of-contact to review and approve the eSCN from Support Central site.

          3. Notify the Manufacturing Process Engineer (MPE) or equivalent at respective modalities to determine the plan needed to properly analyze and approve the SCN.

          4. Provide UL/ETL/CSA/FDA or other applicable agencies impact information as it related to the SCN if needed.

          5.   Respond to the SCN request in a timely fashion.

          6. Determine if a Product Change Notice (PCN/ECR/ECO) is required, and if so, initiate the Change Notice.

            BEFORE USING THIS DOCUMENT, ASSURE IT IS THE LATEST REVISION.
            See the Quality Systems Web page for current revision. http://3.231.180.180/cgi_bin/mfg/manuf/qualityprocedures1.pl?pm=LIST
            If you need assistance consult with your Mfg. Quality Representative

(GE LOGO)

GLOBAL SOURCING PROCEDURES
GE MEDICAL SYSTEMS

TITLE: SUPPLIER CHANGE NOTICE CONTROL                  PROCEDURE NO: 7.4.2-02GQP

OWNER: GSC EHS AND QUALITY COMPLIANCE MANAGER          PAGE 2 OF 4

DATE ISSUED: 5/2004                                    DUE FOR REVIEW: 5/2006

     D.   Supplier is responsible for the following:

          1.   Follow the SCN Procedure to communicate product changes to GEMS.

          2. Manage product changes from supplier sources in a similar fashion.

          3. Provide GEMS with adequate 90-day notice before implementation of changes.

IV. PROCEDURE

     A. An SCN must be submitted for approval to GEMS for any change in the supplier's product or the production process, including manufacturing location changes, that may affect the form, fit, function, reliability, serviceability, performance, safety, interchangability, regulatory compliance or interface with GEMS product.

     B. If the communication of the change comes from a GEMS affiliate, this change must not be documented in the SCN process. This change needs to be communicated to the appropriate modality responsible for the product so that the change can be handled through the internal change control process.

     C. If the supplier is building to GEMS prints/specifications, any changes to the supplier's processes must be communicated to GEMS as a Supplier Change Notice.

     D. For SCN's related to the change in manufacturing location, the SQE or equivalent must complete the Supplier Internal Transfer Risk Assessment Tool, 7.4.2-02F, as a guideline to decide if the transfer should be completed through the eNPI process. Instructions on use of the tool and guidelines for scoring are located in 7.4.2-02F.

     E. With regard to product changes, if GEMS owns the design and the supplier is building to print/specification, a Product Change Notice (PCN/ECR/ECO) is required to make changes. The supplier will use the SCN process to notify GEMS of these change requests and GEMS will be able to document this request and route it to the proper Engineering Design Owner. If the supplier owns the design, any changes to the design and the manufacturing process are required to be communicated to GEMS as a Supplier Change Notice.

     F. Once the SCN is determined to be needed, the supplier must communicate all required information to GEMS Sourcing Point of Contact (SCN Incoming Admin) a minimum of 90 days prior to the implementation of the change. The required information is noted by a red asterisk in the Support Central form but must include the following items;

          1. All required supplier contact information per Support Central form.

          2.   GEMS part number(s) affected by the change.

          3.   Modality impacted by the change.

          4.   Desired cut-in date.

          5.   Is the part being transferred to another location.

          6.   Problem description followed by questions related to part use.

          7.   Description of the solution/change.

     G. The GEMS Sourcing Point of Contact will assign the appropriate SQE or equivalent to the SCN based on the Purchased Family of the affected part.

     H. The responsible Supplier Quality Engineer (SQE) or equivalent will ensure that the SCN form is properly and accurately filled out.

            BEFORE USING THIS DOCUMENT, ASSURE IT IS THE LATEST REVISION.
            See the Quality Systems Web page for current revision. http://3.231.180.180/cgi_bin/mfg/manuf/qualityprocedures1.pl?pm=LIST
            If you need assistance consult with your Mfg. Quality Representative

(GE LOGO)

GLOBAL SOURCING PROCEDURES
GE MEDICAL SYSTEMS

TITLE: SUPPLIER CHANGE NOTICE CONTROL                  PROCEDURE NO: 7.4.2-02GQP

OWNER: GSC EHS AND QUALITY COMPLIANCE MANAGER          PAGE 3 OF 4

DATE ISSUED: 5/2004                                    DUE FOR REVIEW: 5/2006

          1. If the part is being transferred to another location, the SQE or equivalent must answer all of the questions related to location in the form to determine if an eNPI project must be initiated.

          2. Based on the Problem Description and the Solution/Change, the SQE or equivalent must ensure that the questions related to part function and regulatory concerns have been addressed.

          3. Once this information is accurate, the SQE or equivalent can approve the SCN completely if the SCN is deemed to have no known impact to GEMS product.

          4. If the SCN is suspected to have an impact on GEMS product, the SQE or equivalent will select the route option and the SCN will move through the predetermined workflow.

     I. The Global Sourcing Leader (GSL), assigned in the workflow by the Purchased Family designation, will check the SCN for cost impact and will assign the Modality Point of Contact for the next workflow step.

     J. The Modality Point of Contact will review the part information and assign the Engineering Design Owner for the next step in the workflow. The Modality Point of Contact is also responsible for expediting the SCN through the EDO process.

     K. The Engineering Design Owner will coordinate the change with all of the other appropriate functions to ensure that the change impact will be properly reviewed, evaluated and approved.

          1. If the change is determined to have no impact on GEMS product, the SCN will be approved and routed to the Sourcing Point of Contact for closure.

          2. If the change needs more information, such as samples, description of problem or clarification of solution, the SCN will be updated with the requests for information and routed back to the Sourcing Point of Contact. This request will be routed to the requestor/supplier for the requested information.

               a. When the required information has been gathered, the requestor/supplier will approve/forward the SCN to the Sourcing Point of Contact.

               b. The Sourcing Point of Contact will execute the workflow as per step G above.

          3. If the change is rejected, the SCN will be routed back to the Sourcing Point of Contact for communication and closure to the supplier as rejected.

     L. The SCN documentation including any attachment will be stored in Support Central for the life of the product as defined by GEMS.

V.   COUNSEL

     Sourcing Regulatory Leader

            BEFORE USING THIS DOCUMENT, ASSURE IT IS THE LATEST REVISION.
            See the Quality Systems Web page for current revision. http://3.231.180.180/cgi_bin/mfg/manuf/qualityprocedures1.pl?pm=LIST
            If you need assistance consult with your Mfg. Quality Representative

(GE LOGO)

GLOBAL SOURCING PROCEDURES
GE MEDICAL SYSTEMS

TITLE: SUPPLIER CHANGE NOTICE CONTROL                  PROCEDURE NO: 7.4.2-02GQP

OWNER: GSC EHS AND QUALITY COMPLIANCE MANAGER          PAGE 4 OF 4

DATE ISSUED: 5/2004                                    DUE FOR REVIEW: 5/2006

                          REVISION HISTORY

                  AUTHOR            APPROVAL
             ---------------   -----------------
ISSUE DATE     NAME     DATE   SIGNATURE    DATE   REASON FOR CHANGE
----------   -------   -----   ---------   -----   -----------------
10/03        K. Adam   10/03   B. Hulse    10/03   New Procedure

5/04         K. Adam    5/04   B. Hulse    5/04    Revised procedure to add the use of the eSCN
                                                   Support Central tool and the use of the
                                                   Transfer Risk Assessment form.

                                  Attachment I

                            [intentionally omitted]

                                  Attachment J

                              [intentionally omitted]

                                  Attachment K

                            [intentionally omitted]

                                  Attachment L

                            [intentionally omitted]

                                  Attachment M

ELECTRONIC SIGNATURE INFORMATION

NAME         DOC0053536

REVISION     1

TYPE         Quality Manual Document

TITLE        7.4.2-01GQP

ORIGINATOR   212009220_virgil_t_hardin

NAME                REASON FOR CHANGE                       FILE SIZE (BYTES)
----                -----------------                       -----------------
742-01GQP_R01.doc   Initial load of document.               62976
                    Signatures captured on paper in file.

ROUTE       SIGNER                      STATUS    COMMENTS   COMPLETION DATE
-----       ------                      ------    --------   ---------------
R-0022630   212009220_virgil_t_hardin   Approve              7/16/2004 6:46:05 AM

*    Printed versions are For Reference Only *

            BEFORE USING THIS DOCUMENT, ASSURE IT IS THE LATEST REVISION.
            See the Quality Systems Web page for current revision. http://3.231.180.180/cgi_bin/mfg/manuf/qualityprocedures1.pl?pm=LIST
            If you need assistance consult with your Mfg. Quality Representative

(GE LOGO)

GLOBAL SOURCING PROCEDURES
GE MEDICAL SYSTEMS

TITLE: Purchased Material Quality Requirements         PROCEDURE NO: 7.4.2-01GQP

AUTHOR: Global Sourcing Regulatory Leader              PAGE 1 of 4

DATE ISSUED: 5/04                                      DUE FOR REVIEW: 5/06

I.   SCOPE

     To establish guidelines for the use of Purchased Material Quality Requirement documents in GEMS. The Purchased Material Quality Requirement defines quality system requirements for Suppliers.

II.  REFERENCES

     3.0.0-01GQP Terms and Definitions
     7.4.2-02GQP Supplier Change Notice Procedure

III. RESPONSIBILITIES

     A. Sourcing is responsible for the preparation and issuance of PMQR's for all production Suppliers.

     B. Engineering is responsible to include relevant product specific quality requirements in the Purchase Specification (such as MTBF and Material Acceptance).

     C. Supplier is responsible to follow and adhere to the quality requirements of the PMQR and the product-specific quality requirements of the Purchase Specification or Engineering drawings/test specs.

IV.  PROCEDURE (Note that these steps are not necessarily sequential)

     A. The PMQR is used to define the minimum quality requirements to each supplier. This will be referred to as a generic PMQR.

     B. The PQMR will be reviewed and agreed upon by the supplier and GEMS. This will be done either by electronic review on the supplier extranet or as an attachment to the fax copy of the purchase order.

     C. If the commercial relationship is covered by a Purchase Agreement, the PMQR will be an attachment to the Purchase Agreement.

     D. Any hard copy PMQR will be filed in the Global Sourcing eLibrary in a Book by the supplier name.

V.   COUNSEL

     Sourcing Managers

            BEFORE USING THIS DOCUMENT, ASSURE IT IS THE LATEST REVISION.
            See the Quality Systems Web page for current revision. http://3.231.180.180/cgi_bin/mfg/manuf/qualityprocedures1.pl?pm=LIST
            If you need assistance consult with your Mfg. Quality Representative

(GE LOGO)

GLOBAL SOURCING PROCEDURES
GE MEDICAL SYSTEMS

TITLE: Purchased Material Quality Requirements         PROCEDURE NO: 7.4.2-01GQP

AUTHOR: Global Sourcing Regulatory Leader              PAGE 2 of 4

DATE ISSUED: 5/04                                      DUE FOR REVIEW: 5/06

EXHIBIT A                                              Supplier Name: __________

              GEMS MINIMUM PURCHASED MATERIAL QUALITY REQUIREMENTS

QUALITY ITEMS The goal for Seller quality performance is zero defects for each item delivered. The measurement of defects for each Seller by part may be calculated periodically and either reported directly to a Seller or available on request. The Seller will accept returns of material with proper approval(if required), for which they are the original source. GEMS will document the reason for return on a GEMS Shipping Document which physically accompanies the shipment. The Seller will follow any processing instructions documented on GEMS Shipping Document unless GEMS sends written changes. Upon request from GEMS, the Seller will provide documented plans and/or procedures for rework, repair, and testing of defective returns. Upon request from GEMS, the Seller will provide documented corrective actions plans to prevent future deviations from specification.

DELIVERY The goal for delivery performance on all Products is 100% on-time. A shipment is on time if it arrives at its destination point up to five (5) days prior to and zero (0) days after the specified delivery date. No shipment is considered on-time unless it is complete as specified on the purchase order. On-time delivery performance from each Seller, by part, may be calculated periodically by GEMS and is either reported directly to Seller or available on request. In the event of late deliveries, the Seller will respond to written requests from GEMS for documented corrective action plans to assure future on-time deliveries.

ENGINEERING SPECIFICATIONS SECTION, The Seller is responsible to assure that delivered items meet the requirements of the revisions and/or versions specified on the applicable purchase order or signal. A complete listing of required documents and revision levels for each physical identifier is available in GEMS Global Product Structure. This will be provided to the Seller on request. The Seller is responsible to resolve discrepancies between this list and the documentation in their possession before items are manufactured. For GEMS designed Products the Seller is responsible to assure that both they and their Sellers use GEMS engineering documentation which are maintained in compliance with all PCN's (Product Change Notices) issued by GEMS.

COMPLIANCE. Where applicable, Seller will maintain compliance to industry standards and product listings such as UL, CSA, IEC etc., for all Products delivered to GEMS. Additionally, Seller will maintain compliance with government regulations including reporting, record keeping and production testing applicable to the manufacture of medical devices, radiation emitting devices and electromagnetic compatibility for all Products delivered to GEMS. If ElectroStatic Discharge (ESD) sensitive devices are supplied to GEMS, the Seller must have an active ESD program and use proper ESD handling procedures. Applicable components include circuit boards, electronic assemblies with exposed components or connectors, semi-conductors and any other devices that may require ESD protection. Records of the testing done and training provided must be maintained.

CHANGE NOTIFICATION. Changes proposed by Seller, both material and process changes, which may affect form, fit, function, reliability, serviceability, performance, interchangeability, regulatory compliance, safety or interface with GEMS' equipment must be submitted along with a written change notice, for GEMS Sourcing approval. This includes, but is not limited to, changes of sources of material and parts, changes in manufacturing processes, test procedures, manufacturing locations, relocation or replacement of equipment and any similar changes that are anticipated by lower tiered suppliers. Items affected by such changes will not be delivered against any GE Medical Systems purchase order before Seller receives written approval for the changes from GE Medical Systems Sourcing. At minimum, the change notice must include Seller's affected part number, date of implementation, serial number effectivity of the assembly that is changed, reason for the change, specific details of the change and supporting data that demonstrates that part reliability has not been impacted negatively. This change notice must be sent to GEMS a minimum of ninety (90) calendar days in advance of the proposed implementation date. GEMS then has fifteen (15) days to respond to Seller with approval of the change, disapproval of the change, or a request for samples for evaluation by GEMS. If the Seller's failure to comply with this clause results in a material shortage, line shutdown or regulatory violation at GEMS, the Seller is liable for all costs associated with the discrepant material to include, but not limited to, expediting fees, excess manufacturing costs, field repair/replacement costs, customer penalties and/or lost sales.

PACKAGING AND SHIPPING METHODS. The Seller shall provide packaging and shipping methods to prevent cosmetic, mechanical and electrical damage to the end product. A packing list showing purchase order number, part number, revision number, total # of articles/boxes shipped, date of shipment and quantity must be affixed to the outside of the container. The

            BEFORE USING THIS DOCUMENT, ASSURE IT IS THE LATEST REVISION.
            See the Quality Systems Web page for current revision. http://3.231.180.180/cgi_bin/mfg/manuf/qualityprocedures1.pl?pm=LIST
            If you need assistance consult with your Mfg. Quality Representative

(GE LOGO)

GLOBAL SOURCING PROCEDURES
GE MEDICAL SYSTEMS

TITLE: Purchased Material Quality Requirements         PROCEDURE NO: 7.4.2-01GQP

AUTHOR: Global Sourcing Regulatory Leader              PAGE 3 OF 4

DATE ISSUED: 5/04                                      DUE FOR REVIEW: 5/06

same information must be noted on the outside of the container. Peanuts of any kind are not to be used as packaging material. Detailed specifications of GEMS packaging requirements are found in Supplier Packaging Guidelines, document number 2134821PRE, and Global Packaging Guidelines for International Shipments, document number 2100268PRE.

QUALITY RECORD RETENTION. Seller shall maintain clear, clean and accurate records of results of acceptance activities for each Product delivered to GEMS. These records shall include the test/inspection criteria, revision level of documents/equipment/software used, activities performed (planning, routing or traveler sheets), dates of test/inspection, results and identification of the individual(s) conducting the activities. Where applicable, these records should include a list of the equipment used for test/inspection. All records retained for the Product shall be stored by the Seller until GEMS notifies the Supplier that the product life has ended and/or GEMS requests the records.

QUALITY AND SAFETY REPORTING. Seller shall maintain a documented reporting system to GEMS when the Seller has knowledge of any product issue related to safety or quality which results in stopping shipment or requires a recall. Any actions taken by the Seller to report a recall to a regulated agency must be communicated to GEMS immediately (within 24 hours). GEMS has the right to request Seller to provide all documents regarding the specific issue including the analysis, root cause and corrective action taken to minimize any risk to GEMS customers.

QUALITY SYSTEMS. Seller shall maintain a documented quality system that encompasses the following areas: how quality documents are generated and controlled, how manufacturing processes are controlled, how special or automated processes are validated, how suppliers are controlled, how test equipment is calibrated and controlled, handling of defective material, how corrective action processes are controlled, and how statistical process control is implemented, The ISO 9001:2000 Standard and the FDA Quality System Regulation (Code of Federal Regulations 21CFR Part 820) should be referenced as examples of Quality System structure and discipline. GEMS may audit the Seller's quality system at periodic intervals upon written advance notification. GEMS may also request periodic, joint quality assurance meetings at the Seller's facility to update the status of product quality and reliability.

This document shall be an addendum to any existing purchase agreement or existing purchase orders between Seller and Buyer. Any conflict between the purchase agreement or purchase order regarding material quality requirements shall be resolved pursuant to the terms of this document.

AGREED TO AND ACCEPTED BY "SELLER"      AGREED TO AND ACCEPTED BY "GEMS"


BY:                                     BY:
   ----------------------------------       ------------------------------------
TITLE:                                  TITLE:
       ------------------------------          ---------------------------------
DATE:                                   DATE:
      -------------------------------         ----------------------------------
SUPPLIER NAME:
               ----------------------

            BEFORE USING THIS DOCUMENT, ASSURE IT IS THE LATEST REVISION.
            See the Quality Systems Web page for current revision. http://3.231.180.180/cgi_bin/mfg/manuf/qualityprocedures1.pl?pm=LIST
            If you need assistance consult with your Mfg. Quality Representative

(GE LOGO)

GLOBAL SOURCING PROCEDURES
GE MEDICAL SYSTEMS

TITLE: Purchased Material Quality Requirements         PROCEDURE NO: 7.4.2-01GQP

AUTHOR: Global Sourcing Regulatory Leader              PAGE 4 OF 4

DATE ISSUED: 5/04                                      DUE FOR REVIEW: 5/06

                                 REVISION HISTORY

                 AUTHOR               APPROVAL
 ISSUE    --------------------   -------------------
  DATE       NAME        DATE    SIGNATURE     DATE                   REASON FOR CHANGE
-------   ----------   -------   ---------   -------   ------------------------------------------------
  10/03   K. Adam        10/03   B. Hulse      10/03   New Procedure
01/2004   L. McComis   01/2004   B. Hulse    01/2004   Updated to correct review and issue date.
 5/2004   K. Adam       5/2004   B. Hulse     5/2004   Updated to change storage method and PMQR
                                                       agreement on the supplier extranet and fax PO's.

                                  ATTACHMENT N
                               SELLER'S TRADEMARKS

ASPECT TRADEMARKS     REFERENCE
-----------------     ---------
Aspect(R)             Aspect is a registered trademark of Aspect Medical
                      Systems, Inc

A-2000(TM)            A-2000 is a trademark of Aspect Medical Systems, Inc.

Bispectral Index(R)   Bispectral is a registered trademark of Aspect Medical
                      Systems, Inc.

BIS(R)                BIS is a registered trademark of Aspect Medical
                      Systems, Inc.

BISx(TM)              BISx is a trademark of Aspect Medical Systems, Inc.

BIS Ready(TM)         BIS Ready is a trademark of Aspect Medical Systems, Inc.

(BIS(R) LOGO)         BIS logo is a registered trademark of Aspect Medical
                      Systems, Inc.

(BISX LOGO)           BISx logo is a registered trademark of Aspect
                      Medical Systems,

                                  Attachment O
                           Buyer's Trademark / Logo's

1.

                                  GE HEALTHCARE

                                    (GE LOGO)